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                                                                   EXHIBIT 10.6

GENENTECH CONFIDENTIAL


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                             COLLABORATION AGREEMENT

                               GENENTECH, INC. AND

                                  TOLERRX, INC.

          This Collaboration Agreement (this "AGREEMENT") is made effective as of December 23, 2002 (the "EFFECTIVE DATE") by and between GENENTECH, INC. ("GENENTECH"), a corporation organized under Delaware law, with its principal office at 1 DNA Way, South San Francisco, California 94080, and TolerRx, Inc. ("TOLERRX"), a corporation organized under Delaware law, with its principal office at 300 Technology Square, Cambridge, MA 02139.

                                    RECITALS

          WHEREAS, TolerRx is engaged in the development of therapies related to immunological tolerance;

          WHEREAS, TolerRx owns or controls certain intellectual property related to Licensed Product (as defined below);

          WHEREAS, the Parties desire to collaborate and wish to set out their rights and obligations with respect to development and commercialization of Licensed Products as set forth below;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and TolerRx agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          1.1. "AFFILIATE" of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term "control" will mean the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.


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          1.2.   "AGREEMENT" means this Collaboration Agreement, including any exhibits attached hereto which are hereby incorporated herein by reference. In the event of any inconsistency between the terms of this Agreement and the terms of any exhibits incorporated herein, the terms of this Agreement shall govern unless the Parties otherwise expressly agree in writing.

          1.3. "ANTIBODY" or "ANTIBODIES" means any and all antibodies that target, bind to or recognize CD4, and shall include, without limitation, full length antibodies, variants (including, without limitation, chimeric and humanized antibodies), fragments (including, without limitation, single-chain, Fab and F(ab)'2 fragments), analogues or derivatives (including, without limitation, conjugates thereof with radionuclides, immunoadhesins, toxins or other compounds) thereof, as well as the DNA encoding any of the above. "Antibody" shall include, but is not limited to, TRX1.

          1.4. "BLA" means a biologics license application (as that term is used in Title 21 of the United States Code of Federal Regulations) filed with the FDA seeking Regulatory Approval to market and sell any Licensed Product in the United States for a particular Indication.

          1.5. "COMMERCIAL INTRODUCTION" of Licensed Product(s) means, on a country-by-country and Licensed Product-by-Licensed Product basis in the Territory, the date of first commercial sale (other than for purposes of obtaining Regulatory Approval) of a Licensed Product by Genentech, or any of its third party sublicensees in an arms'-length transaction to an independent Third Party in such country after obtaining all necessary Regulatory Approvals; provided that such Licensed Product(s) are neither units provided for evaluation purposes nor free units for indigent persons.

          1.6. "COMMERCIALLY REASONABLE AND DILIGENT EFFORTS" has the meaning set forth in Section 3.2.

          1.7. "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 8.1.

          1.8. "CONTROL" or "CONTROLLED" means possession of the ability to grant access to or a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

          1.9. "DEVELOPMENT PLAN" means a written plan, developed by Genentech and approved by the JSC pursuant to Section 3 below, for research and/or development work covered by this Agreement to be performed by the Parties relating to the Product(s) selected by the JSC, and any modifications to such plan made by Genentech from time to time in accordance with Section 3 below. Any and all Development Plan(s) are hereby incorporated by reference into this Agreement.

          1.10.  "DOLLAR" OR "DOLLAR" means United States dollars.

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          1.11.  "DRUG APPROVAL APPLICATION" means an application for Regulatory
Approval required for commercial sale or use of a Licensed Product as a drug or biologic in the Field in a regulatory jurisdiction.

          1.12. "EMEA" means the European Agency for the Evaluation of Medicinal Products and any successor agency or authority thereto.

          1.13. "FDA" means the United States Food and Drug Administration and any successor agency or authority thereto.

          1.14.  "FIELD" means any human use.

          1.15. "FOREIGN REGULATORY AUTHORITY" means any applicable regulatory agency, or other governmental entity or authority of any country or regulatory jurisdiction in the Territory including but not limited to the EMEA (other than the FDA in the United States), having responsibility in such country or regulatory jurisdiction for any Regulatory Approvals of any kind necessary for the development, pre-clinical and/or human clinical testing, manufacture, supply, marketing and/or sale of Licensed Products in such country or regulatory jurisdiction.

          1.16. "FTE" shall mean an exempt or non-exempt employee who works one person year's worth of effort.

          1.17.  "FTE COST" shall mean the fully burdened cost of an FTE.

          1.18. "FULLY BURDENED MANUFACTURING COSTS" has the meaning set forth in Exhibit A.

          1.19. "GENENTECH PATENTS" means any and all patents and patent applications that are owned by Genentech and solely based upon inventions conceived and reduced to practice by Genentech employees in the course of performing Genentech's development obligations under this Agreement under the Development Plan to the extent that would be infringed by the use, manufacture or sale of an existing Licensed Product that Genentech was developing or manufacturing, if any, prior to termination. For clarity, "Genentech Patents" shall not include (X) general patents that cover inventions that could be used for products other than such existing Licensed Product, including without limitation patents covering manufacturing or process inventions, (Y) any patents arising from or related to other work (i.e. activities other than Genentech's development obligations expressly set forth under this Agreement under the Development Plan), nor (Z) any patents and patent applications that are (i) owned by Genentech on or before the Effective Date or (ii) Controlled by Genentech.

          1.20. "IND" means an Investigational New Drug Application filed or to be filed with the FDA with regard to a Licensed Product prior to beginning clinical trials of any Licensed Product.

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          1.21.  "INDEPENDENT PRODUCT" has the meaning set forth in Section
4.2(a).

          1.22. "INDICATION" means an illness, sickness, interruption, cessation or disorder of a particular bodily function, system or organ regardless of the severity, frequency or route of any treatment and regardless of the patient class. For purposes of this definition, all instances of the same disease in different patient groups shall be deemed one Indication. For example, juvenile rheumatoid arthritis and rheumatoid arthritis shall be considered one Indication. Also, rheumatoid arthritis shall be considered one Indication regardless of whether such condition is mild, moderate, or severe.

          1.23. "JSC" OR "JOINT STEERING COMMITTEE" has the meaning set forth in Section 2.1(a).

          1.24. "LICENSED PRODUCT" means any Product (i) the manufacture, use, sale, offer for sale or importation of which in the Territory, but for the licenses granted herein, would infringe a Valid Claim; or (ii) that relies on or incorporates TolerRx Know-how including, but not limited to, Antibodies provided by TolerRx to Genentech pursuant to this Agreement; or (iii) that was or is being developed pursuant to the Development Plan. It is expressly understood that TRX1 is a Licensed Product.

          1.25. "LICENSED PRODUCT MANUFACTURING KNOW-HOW" has the meaning set forth in Section 9.5(c)(iii).

          1.26. "MAA" means an application filed with the EMEA seeking final Regulatory Approval to market and sell a Licensed Product for a particular Indication in the regulatory jurisdictions for which the EMEA is responsible. For the purposes of this Agreement, "MAA" only refers to the EMEA equivalent of a BLA.

          1.27. "MARKETING PLAN" means a plan developed by Genentech for marketing and promotional work relating to Licensed Products, and any modifications thereto made by Genentech from time to time.

          1.28. "MINIMUM ROYALTY RATE" means with respect to Net Sales of the applicable Licensed Products described in Section 6.3(c) or 6.4:

                         (i)    Genentech shall pay a royalty of [***] for the
portion of Aggregate Annual Worldwide Net Sales of all such Licensed Products of the same type that is less than or equal to $[***].

                         (ii)   Genentech shall pay a royalty of [***] for the
portion of Aggregate Annual Worldwide Net Sales of all such Licensed Products of the same type that is greater than $[***] and less than or equal to $[***].

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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                         (iii)  Genentech shall pay a royalty of [***] for the
portion of Aggregate Annual Worldwide Net Sales of all such Licensed Products of the same type that is greater than $[***].

"Aggregate Annual Worldwide Net Sales" means the Patented Product Aggregate Annual Worldwide Net Sales (as defined in Section 6.3(a)) or Non-Patented Product Aggregate Annual Worldwide Net Sales (as defined in Section 6.3(b)), as applicable. Aggregate Annual Worldwide Net Sales consists of aggregating such Net Sales of only such Licensed Products of the same type as described in
Section 6.3(d) below.

          1.29. "NDA" means a New Drug Application (as that term is used in Title 21 of the United States Code of Federal Regulations) filed with the FDA seeking Regulatory Approval to market and sell any Licensed Product in the United States for a particular Indication.

          1.30.  "NET SALES" shall have the meaning set forth in Exhibit A.

          1.31. "PARTY" means Genentech or TolerRx, and, when used in the plural, shall mean both of them.

          1.32. "PHASE I CLINICAL TRIAL" means, as to a specific Licensed Product, a lawful study in humans, the principal purpose of which is a preliminary determination of safety of the Licensed Product for its intended use in healthy individuals or patients to support its continued testing in similar clinical trials prescribed by the FDA or any relevant Foreign Regulatory Authority.

          1.33. "PHASE II CLINICAL TRIAL" means, as to a specific Licensed Product, a controlled and lawful study in humans of the safety, dose ranging and efficacy of such Licensed Product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial (or foreign equivalent) of such product.

          1.34. "PHASE III CLINICAL TRIAL" means, as to a specific Licensed Product, a controlled and lawful study in humans of the efficacy and safety of such Licensed Product, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular Indication in a manner sufficient to file a BLA or NDA (or foreign equivalent) to obtain Regulatory Approval to market and sell that Licensed Product in the Territory for the Indication being investigated by the study.

          1.35. "PRODUCT(S)" means any product and any formulation thereof containing an agent targeting, binding to or recognizing CD4, either alone or together with or incorporated into any other substance or product or material or device, whether active or not. Product shall include Antibody.

          1.36. "REGULATORY APPROVAL" means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any kind of the FDA or

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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any Foreign Regulatory Authority necessary for the development, pre-clinical and/or human clinical testing, manufacture, supply, marketing and sale of a Licensed Product in any country or other regulatory jurisdiction in the Territory. "Regulatory Approval" shall include, without limitation, approval granted with respect to any BLA, NDA or foreign equivalent. However, with respect to Sections 4.1 and 6.2 of the Agreement, and Section A.7.3 of Exhibit A herein, the term "Regulatory Approval" means governmental approvals, of the FDA or Foreign Regulatory Authority as the context indicates, only for the sale of the applicable Licensed Product. With respect to Section 4.2(a) of the Agreement, "Regulatory Approval" means governmental approvals of the FDA, only for the sale of the Third Party pharmaceutical stand-alone product described in
Section 4.2(a). With respect to Section 6.3(c) of the Agreement, "Regulatory Approval" means governmental approvals, of the FDA or Foreign Regulatory Authority, only for the sale of the applicable Licensed Product or Another Anti-CD4 Product, as the context indicates.

          1.37. "ROYALTY TERM" means, with respect to each Licensed Product in each country in the Territory on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time commencing on the Commercial Introduction and ending [***] years from the date of the Commercial Introduction of such Licensed Product in such country.

          1.38.  "TERM" has the meaning set forth in Section 9.1.

          1.39.  "TERRITORY" means the world.

          1.40. "THIRD PARTY" shall mean any entity other than TolerRx, Genentech, their Affiliates and their sublicensees.

          1.41. "THIRD PARTY AGREEMENTS" means only the following agreements as they exist as of the Effective Date: (A) the License of Certain Improvements to anti-CD4 and anti-CD8 Antibodies by and among Isis Innovation Limited, The Chancellor Masters and Scholars of the University of Oxford, and TolerRx, Inc. dated December 5, 2000 (the "ISIS AGREEMENT"); and (B) the License Agreement by and between Cambridge University Technical Services Limited and TolerRx dated December 8, 2000 (the "CUTS AGREEMENT"). The term "Third Party Agreements" shall include amendments thereto only if such amendments were made in compliance with
Section 5.4.

          1.42. "TOLERRX KNOW-HOW" means any and all proprietary materials and information that are (i) owned by TolerRx or its Affiliates as of the Effective Date or thereafter during the Term; or (ii) licensed to TolerRx under the Third Party Agreements; or (iii) Controlled by TolerRx or its Affiliates during the Term but only to the extent that it is directed to a Product or the manufacture or use thereof, in each case only to the extent that any of the foregoing under
(i)-(iii) is necessary or useful for the manufacture, use, import, offer for sale, or sale of any Product in the Field in the Territory. "TolerRx Know-how" excludes TolerRx's proprietary materials and information with respect to an anti-CD8 antibody or fragment thereof. It is expressly understood that TRX1 is included in TolerRx Know-how. TolerRx Know-how

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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shall not include anything that is generally ascertainable from publicly available information or that was known to Genentech prior to disclosure to Genentech by TolerRx or which Genentech developed independently or obtained not in violation of any obligation of confidentiality owed to TolerRx or any third party.

          1.43. "TOLERRX PATENT RIGHTS" means any and all patents and patent applications (including inventor's certificates and utility models) throughout the Territory, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations and continuation-in-parts of any of the foregoing, that are (i) owned by TolerRx or its Affiliates as of the Effective Date or thereafter during the Term; or (ii) those licensed to TolerRx under the Third Party Agreements; or (iii) Controlled by TolerRx or its Affiliates during the Term but only to the extent that they are directed to a Product or the manufacture or use (including but not limited to diagnostic use) thereof, in each case only to the extent that any of the foregoing under
(i)-(iii) is necessary or useful for manufacture, use, sale, offer for sale or import of any Product in the Field in the Territory. The TolerRx Patent Rights do not include patents and patent applications that are directed to an anti-CD8 antibody or fragment thereof. The TolerRx Patent Rights shall include, without limitation, the patents and patent applications listed on EXHIBIT B attached hereto in their entirety.

          1.44. "TRX1" means anti-CD4 monoclonal antibodies as described in the U.S. Patent Application Serial No.10/171,452 (filed June 13, 2002).

          1.45.  "VALID CLAIM" means a claim within the TolerRx Patent Rights
(a) in an unexpired and issued patent that has not been revoked, held invalid, declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction, in a decision that is unappealable or unappealed within the time allowed for appeal, (b) that has not been rendered unenforceable through disclaimer or otherwise and (c) is otherwise not subject to an interference claim. Notwithstanding the foregoing, in the event that an issued claim within the TolerRx Patent Rights that has been subject to an interference claim is later resolved in TolerRx's favor, then such claim shall be considered a "Valid Claim" under this Agreement and (i) Genentech shall promptly pay to TolerRx back applicable royalties that it would have owed under this Agreement if such claim had not been subject to the interference claim, and (ii) Genentech shall continue to pay the applicable royalties for the remaining life of such Valid Claim.

          1.46. "UNITED STATES" means the fifty States of the United States of America.

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                                    ARTICLE 2
                            MANAGEMENT OF DEVELOPMENT

          2.1.   (a)     JOINT STEERING COMMITTEE. The Parties will establish a
Joint Steering Committee (the "JSC"). The purpose of the JSC is to facilitate the exchange of information relating to the development, marketing and sale of Licensed Products and the coordination between the Parties relating to the development of Licensed Products. The JSC will be composed of up to three representatives of each Party, who are all employees of such Party and who may be replaced from time to time with other employees of such Party. Such representatives shall include individuals with expertise in biopharmaceutical drug development. The JSC will meet at least twice a year during the Term, which meeting may be in person or by telephone. The quorum for a meeting shall require at least one representative of Genentech and at least one representative of TolerRx. The JSC shall meet within thirty (30) days of the Effective Date.

                 (b)     JOINT PROJECT TEAM

                         (i)    ESTABLISHMENT OF A JOINT PROJECT TEAM. The
Parties shall establish a Joint Project Team ("JPT") promptly after the Effective Date. The JPT shall coordinate all applicable activities for the Development Plan for Licensed Products, including post-Regulatory Approval development studies. Each Party shall appoint representatives who are employees of such Party to the JPT and the JPT shall consist of an equal number of representatives of each Party as are reasonably necessary to accomplish the goals of the JPT hereunder. The number of representatives may change from time to time. Such representatives will include, without limitation, individuals with expertise and responsibilities in the areas of research, clinical development, process sciences, regulatory affairs, product development and marketing, as applicable to the stage of development of the Licensed Product. One such representative from each Party shall be designated as that Party's "Project Team Leader" to act as the primary JPT contact for that Party. Each Party may replace any or all of its representatives with other employees of such Party at any time. Any member of the JPT may designate a substitute employee of such Party to attend and perform the functions of that member at any meeting of the JPT. The JPT will meet in person or by conference call on a regular basis, not fewer than one time per quarter.

                         (ii)   JOINT PROJECT TEAM RESPONSIBILITIES: The JPT
will be responsible for:

                         a. Discussing the overall pre-clinical and clinical development program and the initial and subsequent annual Development Plans (if TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and

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                         Exhibit A, then the Development Plan shall include the
                         annual budget and an estimate of FTE resources for developing the Licensed Products in the United States);

                         b. Developing the priority and design of all clinical trials for new Indications;

                         c. Developing a publication strategy and a calendar of key scientific and clinical meetings and other similar events for the Licensed Products;

                         d. Exchanging information and facilitating cooperation and coordination between the Parties as they exercise their respective rights and respective obligations related to development of Licensed Products under this Agreement;

                         e. Determining the priority with respect to seeking Regulatory Approval of Licensed Products; and

                         f. Implementing all development activities approved by the JSC.

                         (c) JOINT PROJECT TEAM DECISION MAKING: As a general principle, the JPT will operate by consensus. In the event that the JPT members do not reach consensus with respect to a matter that is within the purview of the JPT, such matter shall be resolved by the JSC.

          2.2. DECISION MAKING RESPONSIBILITY. The Parties intend and agree that development of Licensed Products in the Field in the Territory, including but not limited to pre-clinical and clinical testing, and, if applicable as set forth in Section 6.5, calculation of costs and Operating Profits or Losses as set forth in Section 6.5 and Exhibit A, and the Development Plan shall be subject to JSC approval (in the manner set forth in this Section 2.2). If TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A, then the JSC shall receive a copy of the budget as described in Section A.3 of the attached Exhibit A. Subject to the next three sentences, the JSC shall operate by consensus. The JSC representatives of each Party shall collectively have one vote for purposes of decision-making hereunder. In the event that the JSC representatives do not reach consensus, [*******] shall have the authority to make the final decision and the Parties and JSC shall abide by such decision. With respect to all decisions contemplated to be made by the JSC, notwithstanding anything else in this Agreement, [*******] shall have the authority to make the final decision and the Parties and JSC shall abide by such decision.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.


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                                    ARTICLE 3

GENENTECH CONFIDENTIAL

          3.1. DEVELOPMENT PLAN. Genentech shall use Commercially Reasonable and Diligent Efforts to create a Development Plan (which shall be attached as Exhibit E hereto) within sixty (60) days and no later than ninety (90) days from the Effective Date, which may be modified by the JSC (as provided above) from time to time. TolerRx understands that Genentech's performance is dependent in part on the TolerRx's actions, including but not limited to TolerRx providing the detailed description of the studies set forth in Section 3.4(b)(i) in a timely manner. TolerRx shall have the opportunity to provide input and suggestions with regard to the Development Plan. The Parties initially agree to develop a Licensed Product related to immune tolerance. Only upon the JSC's written approval shall the Parties perform any activities other than work related to immune tolerance. The Development Plan shall be updated by Genentech for each calendar year and submitted to the JSC for consideration and approval at least three months prior to the beginning of the next calendar year. The Development Plan will include specific tasks, milestones, and estimated timelines. As set forth in Section 3.4(b) and 3.4(f), it is anticipated that the Development Plan may assign specific tasks to TolerRx. TolerRx shall hold in confidence, not use (except to perform its obligations under the Development
Plan), and not disclose to anyone any and all information arising out of TolerRx Development Plan Work (as defined in Exhibit A attached hereto), except that TolerRx may disclose such information to Isis only to the extent required under the Isis Agreement and only pursuant to Section 5.3(a)(iii). The foregoing confidentiality obligations shall survive any termination of this Agreement by Genentech under Sections 9.3 or 9.4 or expiration of this Agreement. In all events, Genentech shall have final authority regarding the Development Plan and the content thereof. For avoidance of doubt, the Development Plan shall exclude marketing and other commercialization activities. The Development Plan and any modifications thereto shall be approved by the JSC in the written minutes of the applicable JSC meeting; anything not approved by the JSC in such written minutes shall be deemed to be excluded from the Development Plan.

          3.2. DEVELOPMENT EFFORTS. Subject to the terms and conditions of this Agreement, Genentech agrees to use Commercially Reasonable and Diligent Efforts to research, develop and obtain Regulatory Approval of a Genentech selected Licensed Product in at least the United States and Europe. As used in this Agreement, the term "Commercially Reasonable and Diligent Efforts" will mean those efforts and resources consistent with the exercise of prudent scientific and business judgment, as applied to other pharmaceutical products of similar market potential and market size, probability of technical success, risk of failure, and at a similar stage in the development or life of such product. Genentech shall have full responsibility for the conduct of all research and development activities related to Licensed Products set forth in the Development Plan, except that TolerRx is responsible for TolerRx's obligations set forth in
Section 3.4. Genentech and TolerRx shall provide written progress reports to the JSC every twelve (12) months with respect to the research, development and Regulatory Approval of Licensed Product.

          3.3. DEVELOPMENT COSTS. Genentech shall be responsible for the costs of all activities performed by it with regard to the research and development of Licensed Products in

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the Field in the Territory, except for US Costs (as defined in Exhibit A) if
TolerRx exercises the US Profit/Loss Sharing Option (as defined in Section 6.5). If TolerRx exercises the US Profit/Loss Sharing Option, then all US Costs shall be shared between Genentech and TolerRx, as provided below and in accordance with the Financial Planning, Accounting and Reporting Procedures attached hereto as EXHIBIT A, so that Genentech bears [***] of such costs and TolerRx bears [***] of such costs. There shall be a reconciliation of such costs which are to be shared and which are incurred during the prior reporting period by each Party, in accordance with EXHIBIT A, with a payment by one Party to the other to the extent necessary so that each Party bears its appropriate percentage of such shared US Costs.

          3.4.   TOLERRX'S DEVELOPMENT RESPONSIBILITIES

                 (a) TRANSFER OF MATERIALS AND INFORMATION. TolerRx agrees to provide to Genentech, promptly after execution of this Agreement and at TolerRx's cost, all materials and information related to TolerRx Patent Rights and/or TolerRx Know-how including, but not limited to, Antibodies and information obtained under the Third Party Agreements.

                 (b) TOLERRX STUDIES UNDER THE DEVELOPMENT PLAN.

                         (i)    The Parties anticipate that TolerRx may perform
certain pre-clinical and clinical studies set forth in the Development Plan for Licensed Products, designed to assess clear performance against pre-defined decision criteria set forth in the Development Plan. If the JSC approves of TolerRx's request to perform such studies on the Licensed Product, TolerRx will receive a milestone payment of $[***] in the aggregate promptly after the commencement of both the (A) preclinical study entitled "Preclinical Factor VIII Study" and the (B) clinical study entitled "Human United Kingdom Phase I Study" to the extent approved by the JSC and set forth in the Development Plan. For the avoidance of doubt, TolerRx shall receive only one aggregate payment of $[***] promptly after commencement of both of the foregoing studies. The Parties anticipate that TolerRx shall begin both of such studies in 2003. TolerRx will receive a milestone payment of $[***] upon completion of the clinical study entitled "Factor VIII Clinical Study" only as approved by the JSC and set forth in the Development Plan. The Parties anticipate that TolerRx shall begin such study entitled "Factor VIII Clinical Study" in 2004. TolerRx shall provide a detailed description of the foregoing studies to Genentech promptly after the Effective Date so that such description of such studies, to the extent approved by the JSC, shall be included in the Development Plan. For the avoidance of doubt, the aggregate total of such milestone payments set forth in this Section 3.4(b) shall not exceed $[***]. For clarity, in no event shall Genentech have any other payment obligations for any costs incurred by TolerRx except as otherwise decided by the JSC and except as expressly provided herein. If Genentech elects to use the results of the foregoing studies to develop and/or commercialize the Licensed Product, and if TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section
6.5 and Exhibit A, then the total reasonable cost of such studies shall be included in the calculation of "Development Costs" set forth in Exhibit A and shall be shared in accordance with Exhibit A,

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

provided that any balancing payments owed by one Party to the other Party shall be adjusted so that the milestone payments of $[***] are deducted from Genentech's balancing payment (if any). For example, if the total reasonable cost of all of the above studies is $[***], and Genentech has paid the $[***] as set forth above, then, if Genentech elects to use the results of the foregoing studies to develop and/or commercialize the Licensed Product, and if TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A, then the balancing payment for the foregoing by Genentech shall be $[***].

                         (ii)   Except for the rights granted to TolerRx
hereunder to perform its obligations under this Section 3.4(b), TolerRx shall not use and, except to the minimum extent required by applicable law, rule or regulation and subject to Section 5.3(a)(iii), shall not disclose to anyone (except to Genentech) any and all results arising out of such studies, except with prior written approval of Genentech. TolerRx shall use commercially reasonable efforts to report all results of such studies to Genentech; TolerRx shall report such results no later than thirty (30) days from the date such results become available.

                 (c) Pre-Clinical and Clinical Development Outside of the Development Plan.

                         (i)    At its sole expense, TolerRx may perform
pre-clinical and clinical studies related to Licensed Products not described in the Development Plan ("TolerRx PreClinical and Clinical Development"), only if TolerRx submits such study plans to the JSC and only if Genentech approves of such TolerRx PreClinical and Clinical Development and determines that such TolerRx PreClinical and Clinical Development is not detrimental to the safety, prospects, or reputation of any Licensed Product, Genentech, or any other Genentech product. TolerRx shall not perform any activities related to any Product unless approved by the JSC. Except for the rights granted to TolerRx hereunder to perform its obligations under this Section 3.4(c), TolerRx shall not use and, except to the minimum extent required by applicable law, rule or regulation, and subject to Section 5.3(a)(iii), TolerRx shall not disclose to anyone (except to Genentech) any and all results arising out of TolerRx PreClinical and Clinical Development, except with prior written approval of Genentech. TolerRx shall promptly report all such results to Genentech. TolerRx shall use commercially reasonable efforts to report such results; TolerRx shall report such results no later than thirty (30) days from the date such results become available.

                         (ii)   If Genentech elects to use any results or data
related to TolerRx PreClinical and Clinical Development to develop or commercialize the Licensed Product, Genentech shall reimburse TolerRx for the reasonable costs of such TolerRx PreClinical and Clinical Development.

                 (d) ASSISTANCE IN REGULATORY FILINGS. During the Term, TolerRx shall assist Genentech in the preparation and filing for any Regulatory Approval with respect to

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

Licensed Products in the Territory, by delivering, at Genentech's request and TolerRx's expense, all information in TolerRx's possession (in a complete and accurate form) necessary or useful for completing and filing any Regulatory Approval for a Licensed Product.

                 (e) ADVERSE EVENTS. During the Term, TolerRx shall report promptly to Genentech the occurrence of any adverse events that it is aware of relating to any Licensed Product or component thereof as necessary to comply with the adverse events reporting regulations of the FDA (as provided in Title 21 of the Code of Federal Regulations) and Foreign Regulatory Authorities. Notwithstanding the foregoing, if such adverse event is serious or life-threatening, TolerRx shall report such adverse event within five (5) days of such awareness.

                 (f) TOLERRX MEDICAL SCIENCE LIAISONS IN UNITED STATES. If TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A, then TolerRx shall have the right to provide MSLs (as defined below) to provide expert information to the medical community on the subject matter of immunological tolerance only in accordance with the Development Plan. TolerRx shall have the right to provide such MSLs only if all of the following conditions are true: (A) Genentech determines that TolerRx, at its sole expense, has established the proper infrastructure to support and employ such MSLs and has hired sufficient numbers of MSLs; (B) TolerRx pays for [***] of all TolerRx MSL Costs for a period of [***] from the date the first MSL is hired; (C) Genentech determines that the MSLs are not duplicating or performing any work performed by Genentech's or its sublicensees' personnel or agents (Genentech medical science liaisons will be solely responsible for any work related to physician advocacy development or clinical trials (including but not limited to oversight of clinical trials));
(D) MSLs shall strictly follow any and all instructions provided by Genentech and decisions made by Genentech and shall attend all training and other activities required by Genentech; (E) MSLs do not adversely affect Genentech's medical science liaisons (including but not limited to Genentech's medical science liaison infrastructure and hiring) for such Licensed Product; and (F) the total number of MSLs shall not exceed [***], unless otherwise agreed upon by the Parties. "MSLS" or "TOLERRX MSLS" means medical science liaisons employed by TolerRx who are fully qualified to provide expert information to the medical community on the subject matter of immunological tolerance. For clarity, MSLs shall not participate in the sales, marketing, or other commercialization of the Licensed Product. "TOLERRX MSL COSTS" means fully burdened FTE Costs pre-approved by Genentech and incurred by TolerRx for TolerRx MSLs, provided that all of the conditions set forth in Sections 3.4(f)(A) to (F) above are true and TolerRx complies fully with this Section 3.4(f). Genentech shall pay for [***] of TolerRx MSL Costs incurred by TolerRx during the [***] period set forth in Section 3.4(f)(B) above. Such payments shall be made within sixty (60) days from the end of the calendar quarter in which such TolerRx MSL Costs were incurred, provided that Genentech receives an invoice for such TolerRx MSL Costs on or before the end of such calendar quarter. If TolerRx has properly provided MSLs for the [***] period set forth in clause (B) immediately above, then to the extent (X) TolerRx continues to comply fully with this Section 3.4(f), and (Y) all of the foregoing conditions set forth in Sections 3.4(f)(A) to (F) above are all true, TolerRx MSL Costs incurred after such [***] period shall be included in the

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

calculation of "Development Costs" set forth in Exhibit A and shall be shared in accordance with Exhibit A.

                 (g) DISCUSSIONS WITH FDA. Other than clinical studies hereunder for which TolerRx will have primary responsibility, if any, Genentech will be responsible for conducting meetings and discussions, and routine telephone communications with the FDA related to clinical trials hereunder. To the extent practical, during the Term, a reasonable number of representatives of the Party not primarily responsible for a clinical trial will be given the opportunity to participate in substantive discussions and meetings with the FDA which relate to such clinical trial. The Party primarily responsible will have decision making authority regarding the number of, and which, representatives of the other Party may attend such meetings, but in any case at least one representative of the other Party may participate. TolerRx will not have the right to participate, however, in discussions or meetings with Regulatory Agencies regarding Licensed Product being developed or sold by or for Genentech in the Territory outside the United States. Notwithstanding the foregoing, the primarily responsible Party will not be obligated to permit representatives of the other Party to attend any Regulatory Agency meetings related specifically to an inspection at such Party's premises by any Regulatory Agency.

          3.5.   CLINICAL DATA OWNERSHIP AND DRUG APPROVAL APPLICATIONS

                 (a) All data produced as a result of clinical trials conducted by Genentech under this Agreement shall be owned by Genentech, and all such data shall be considered Confidential Information of Genentech, regardless of whether the foregoing has been marked confidential or not.

                 (b) During the Term, Genentech shall be responsible for, and will use Commercially Reasonable and Diligent Efforts in, filing Drug Approval Applications for Licensed Products in the Territory. If TolerRx submits to the JSC a request to file IND(s) in certain Indications then only if the JSC approves of such filings, TolerRx may file such IND(s). TolerRx shall hold in confidence, not use (except to perform its obligations under this Section 3.5(b)), and not disclose to anyone any and all information and data related to such INDs filed by TolerRx. If TolerRx exercises and participates in the US Profit/Loss Sharing Option in accordance with Exhibit A and Section 6.5, such costs shall be included in "Development Costs" as set forth in Exhibit A and shall be shared as set forth therein, otherwise, such costs shall be paid for by Genentech. Genentech shall own all regulatory submissions including all Drug Approval Applications for Licensed Products in the Territory and shall be the holder of all Regulatory Approvals. Genentech shall have the right to own all INDs filed by TolerRx as set forth above, and at Genentech's request, TolerRx shall assign such INDs to Genentech. TolerRx agrees to take all additional actions necessary to effect the foregoing assignment. Except as expressly provided in Section 9.5(c)(iii),such ownership and status as applicant and holder shall survive any expiration or termination of this Agreement. The foregoing confidentiality obligations shall survive any termination of this Agreement by Genentech under Sections 9.3 or 9.4 or expiration of this Agreement.

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GENENTECH CONFIDENTIAL

          3.6. SUPPLY OF LICENSED PRODUCT. During the Term, if TolerRx wants Genentech to supply Licensed Products to TolerRx so that TolerRx may fulfill its development obligations under Section 3.4(c) of this Agreement, the Parties agree to negotiate in good faith regarding Genentech supplying a reasonable amount of Licensed Products to TolerRx at Fully Burdened Manufacturing Cost (as defined in Exhibit A). For clarity, Genentech shall not be obligated to supply Licensed Products to TolerRx with respect to Section 3.4(b) unless approved by the JSC in the manner set forth in Section 2.2. As a condition of the foregoing, Genentech shall be obligated to negotiate only if Genentech determines that supplying such Licensed Products does not adversely affect the Licensed Product (including but not limited to supply of Licensed Product for clinical testing) or Genentech's other products. In no event shall Genentech be obligated to manufacture any Licensed Products for TolerRx, except to the limited extent expressly set forth in Section 9.5(c)(iii).

          3.7. RIGHT OF FIRST NEGOTIATION FOR RIGHTS RELATING TO ANTI-CD8 ANTIBODY. To the extent that TolerRx owns or Controls rights solely relating to anti-CD8 antibodies or fragments thereof, TolerRx hereby grants to Genentech the exclusive option during the Term to be the first party to negotiate (for a ninety (90) day period) an exclusive, worldwide license to such rights.

                  ARTICLE 4 COMMERCIALIZATION IN THE TERRITORY

          4.1. COMMERCIALIZATION EFFORTS; COSTS. During the Term, Genentech shall use its Commercially Reasonable and Diligent Efforts to commercialize each Licensed Product in each country in which Regulatory Approval is received. Genentech shall have the full responsibility and sole right to make all decisions regarding all commercialization activities, including without limitation all manufacturing, sales, marketing and product launch activities related to Licensed Products. Genentech shall bear all costs related to the commercialization of the Licensed Products by Genentech in the Territory, except for US Costs if TolerRx exercises the US Profit/Loss Sharing Option set forth in
Section 6.5.

          4.2.   DEVELOPMENT OR MARKETING WITH INDEPENDENT PRODUCTS.

                 (a) Without limiting Genentech's rights, if TolerRx reasonably believes that marketing a Licensed Product in conjunction with an Independent Product will maximize the profits for such Licensed Product, at TolerRx's written request, Genentech agrees to use Commercially Reasonable and Diligent Efforts to negotiate (for a period of sixty (60) days) in good faith an arrangement with the Third Party that owns or Controls such Independent Product whereby Licensed Product will be marketed in conjunction with the Independent Product, provided that Genentech shall be obligated to do so only if it determines in its sole discretion that (a) such development or marketing would not adversely affect any Licensed Product, other Genentech product, or Genentech; (b) such development or marketing would be desirable and financially profitable and would significantly increase the Net Sales of such Licensed Product; and (c) such Third Party is reasonably acceptable to Genentech. This
Section 4.2 shall apply

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GENENTECH CONFIDENTIAL

only after Licensed Product for Phase III Clinical Trials manufactured by Genentech or its third party sublicensees on Genentech's behalf is available (and Genentech shall not have any obligations under this Section 4.2 (a) to so negotiate until such time). "INDEPENDENT PRODUCT" means a Third Party's pharmaceutical, stand-alone product that (A) has received Regulatory Approval in the United States; (B) has been fully developed and commercialized as a stand-alone product by such Third Party, and Genentech is not involved in and has no rights or obligations with respect to current or future involvement in researching, developing or commercializing or any other aspect of such product; and (C) Genentech determines would be desirable to market or develop with the Licensed Product.

                 (b) If Genentech executes an agreement with such Third Party for marketing or developing the Licensed Product in conjunction with an Independent Product, and if (and only if) Genentech is not obligated to provide any consideration to such Third Party, then during the Term, Genentech shall share (in accordance with the percentages below) with TolerRx the portion of upfront, milestone, or royalty payments, if any, actually received by Genentech from such Third Party that would constitute Independent Product Profit for Genentech. Such Independent Product Profit shall be shared between the Parties: with TolerRx receiving [***] of such amounts and Genentech receiving [***] of such amounts. "INDEPENDENT PRODUCT PROFIT" means the upfront, milestone, royalty payments received by Genentech from such Third Party and less Reimbursements. "REIMBURSEMENTS" means reimbursements of all fully burdened costs incurred by Genentech related to developing, manufacturing, distribution, marketing, and/or sales of such Licensed Product in conjunction with such Independent Product. Independent Product Profit shall only consist of such payments received by Genentech from such Third Party that are solely attributable to Genentech's marketing and development activities (and not attributable to any other action or inaction of Genentech or other reasons) for the Licensed Product in conjunction with such Independent Product. All payments received by Genentech from such Third Party relating to any of Genentech's intellectual property or any other Genentech activity shall be excluded from Independent Product Profit.

                                ARTICLE 5 LICENSE

          5.1. GRANT OF THE RIGHTS TO GENENTECH. Subject to the terms and conditions of this Agreement, TolerRx hereby grants to Genentech an exclusive (even as to TolerRx), sublicensable license under TolerRx Patent Rights, TolerRx Know-how and TolerRx's joint ownership rights in Joint Patents (as defined in Section 7 herein), to make (and have made), use, sell, offer for sale and/or import Licensed Product, within the Field in the Territory.

          5.2. Genentech shall have the right to grant sublicenses under the license granted pursuant to Section 5.1 provided that: (i) Genentech shall be responsible for the making of all payments due by reason of milestones achieved with respect to any Licensed Product and Net Sales of any Licensed Products by its third party sublicensees, and the making of reports as required under this Agreement, and their compliance with all applicable licensing terms of this Agreement to the extent that they are applicable to a sublicensee; and (ii) each sublicensee agrees

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

in writing to comply with the record keeping obligations set forth in Section 6.7, of this Agreement and Genentech shall use reasonable commercial efforts to enforce the foregoing terms to the extent that such sublicensee's lack of performance of such terms would constitute a material breach of this Agreement. Genentech shall notify TolerRx promptly in writing of the name and address of each sublicensee.

          5.3. RIGHTS OF TOLERRX UNDER THIRD PARTY AGREEMENT. To the extent the rights granted herein under Sections 5.1 and 5.2 are rights obtained by TolerRx under the Third Party Agreements, the Parties understand and agree as follows:

                 (a) THE ISIS AGREEMENT.

                         (i)    Isis Innovation Ltd. ("Isis") has reserved the
right to grant to the University of Oxford (the "University") a license for the University and every employee, student, agent and appointee of the University to use and publish the technologies licensed by Isis to TolerRx under the Isis Agreement, only to the minimum extent expressly set forth therein ("Isis Retained Rights") for academic and research purposes; and this will include the right for the University to use the Isis Retained Rights as enabling technology in other research projects (including projects which benefit from third-party funding received from commercial entities).

                         (ii)   The University and every employee, student,
agent and appointee of the University have reserved the right to transfer antibody owned by Isis and licensed to TolerRx under the Isis Agreement to any academic collaborator to use solely for academic and research purposes (not including commercially funded research purposes) for in vitro research, only to the minimum extent expressly set forth in the Isis Agreement.

                         (iii)  In the event that TolerRx, pursuant to the
relevant term expressly set forth in the Isis Agreement, communicates to Isis any improvements which TolerRx makes to the technology licensed to TolerRx by Isis ("TolerRx's Improvement"), TolerRx shall ensure that: (1) the TolerRx's Improvement is made solely by TolerRx and does not contain or incorporate any of Genentech's proprietary material or information; (2) any communication to Isis regarding TolerRx's Improvement is properly identified as TolerRx's confidential information as to Isis; (3) the communication is made only after proper actions have been taken (including, but not limited to, filing of patent applications) to protect any intellectual property related to the TolerRx's Improvement; (4) prior to making such communication, TolerRx notifies Genentech and discloses to Genentech the content of such communication and (5) the communication regarding the TolerRx's Improvement is made by TolerRx to Isis solely for the purpose of Isis's evaluation of the TolerRx's Improvement for a potential license thereto by Isis, pursuant to the relevant term expressly set forth in the Isis Agreement.

                 (b) THE CUTS AGREEMENT. Cambridge University Technical Services Limited ("CUTS") and the University of Cambridge ("UC") have reserved the non-exclusive right to use antibodies, patents and patent applications licensed by CUTS to TolerRx under the CUTS Agreement ("CUTS Retained Rights"), only to the minimum extent expressly set forth

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GENENTECH CONFIDENTIAL

therein for the purposes of academic research and teaching and to publish the general scientific findings from research related to the CUTS Retained Rights, provided that no commercial entity has rights to the results of such research in the Field.

          5.4. Without the express written permission of Genentech, TolerRx shall not amend any of the Third Party Agreements or grant any rights to any third party in a manner that would adversely affect the rights granted to Genentech under this Agreement, including but not limited to Sections 5.1 and
5.2. Without limiting TolerRx's obligations above, TolerRx shall not enter into any agreement with any third party in a manner that would materially adversely affect the rights granted to Genentech under this Agreement, without the express written permission of Genentech. This Section 5.4 shall survive any expiration of the Agreement or termination of the Agreement by Genentech under Sections 9.3 or 9.4.

                       ARTICLE 6 MILESTONES AND ROYALTIES

          6.1.   UPFRONT PAYMENT.

                 (a) Genentech will pay TolerRx an upfront non-refundable, non-creditable fee of two million five hundred thousand dollars ($2,500,000) ("Upfront Payment") within ten (10) business days after the Effective Date.

                 (b) Genentech shall purchase shares of TolerRx Preferred Stock for an aggregate purchase price of three million five hundred thousand dollars ($3,500,000) on the terms and conditions set forth in the Stock Purchase Agreement of even date herewith attached hereto as Exhibit C.

          6.2.   DEVELOPMENT MILESTONES.

                 (a) PAYMENTS FOR THE FIRST OCCURRENCE OF MILESTONES. As consideration to TolerRx for the licenses and other rights granted to Genentech under this Agreement, during the Term, Genentech shall pay to TolerRx the following milestone payments upon the first occurrence of each event set forth below with respect to only the first Licensed Product for which the milestone is achieved by or on behalf of Genentech. For purposes of clarification, each milestone in this Section 6.2(a) shall be payable only once. Such milestone shall be payable within forty-five (45) days of when the first Licensed Product that is manufactured by or on behalf of Genentech fully satisfies such milestone requirement. For the purposes of this Section 6.2 and 6.5 only, any reference to achieving a milestone or manufacturing "by or on behalf of Genentech" or "by or for Genentech" refers only to achievement of such milestone or manufacturing by Genentech or by Genentech's third party sublicensees on Genentech's behalf, and excludes TolerRx unless otherwise agreed to expressly in writing by the parties.

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
                 Milestone                                                    Payment
                 ---------                                                    -------
                 (i)     Genentech's portfolio planning committee (or
                         future equivalent)'s decision to place Licensed
                         Product into formal development for the first time   $[***]

                 (ii)    First filing of IND by Genentech for Licensed
                         Product manufactured by or for Genentech             $[***]

                 (iii)   Administration of Licensed Product manufactured by
                         or for Genentech to first patient in first Phase I
                         Clinical Trial in the United States                  $[***]

                 (iv)    Administration of Licensed Product manufactured by
                         or for Genentech to first patient in first Phase
                         II Clinical Trial in the United States               $[***]

                 (v)     Administration of Licensed Product to first
                         patient in first Phase III Clinical Trial in the
                         United States                                        $[***]

                 (vi)    Filing of first BLA for Licensed Product in United
                         States                                               $[***]

                 (vii)   First Regulatory Approval for Licensed Product in
                         United States                                        $[***]

                 (viii)  Filing of first MAA with the EMEA for Licensed
                         Product                                              $[***]

                 (ix)    First Regulatory Approval by EMEA for Licensed
                         Product                                              $[***]

                 (b) ADDITIONAL MILESTONES FOR DIFFERENT INDICATIONS. This
Section 6.2(b) applies only after the corresponding milestone has been paid under Section 6.2(a). As consideration to TolerRx for the licenses and other rights granted to Genentech under this Agreement, during the Term, Genentech shall pay to TolerRx the following milestone payments upon the first occurrence of each event set forth below with respect to each of two Different Indications for which the milestone is achieved by or on behalf of Genentech. "Different Indication" means an Indication that is different from any other Indication for which the

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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corresponding milestone was paid under Section 6.2(a) or 6.2(b). Each milestone in this Section 6.2(b) shall be payable only once for each Different Indication, up to a maximum of two Different Indications. Such milestone shall be payable within forty-five (45) days of when such Indication for a Licensed Product that is manufactured by or on behalf of Genentech fully satisfies such milestone requirement. For avoidance of doubt, each milestone in this Section 6.2(b) shall be paid at most twice only: (R) the first such milestone payment for the first Different Indication to satisfy that milestone, and (S) the second payment for a second Different Indication to satisfy that milestone. Genentech shall not make any payments under Section 6.2(b) with regard to any other Indications or Licensed Products.

                 Milestone                                                    Payment
                 ---------                                                    -------
                 (i)     Genentech's portfolio planning committee (or         $[***]
                         future equivalent)'s decision to place
                         Licensed Product into formal development
                         for first or second Different Indication
                         for the first time

                 (ii)    Administration of Licensed Product  to first
                         patient in first Phase III Clinical Trial in the
                         United States for first or second Different
                         Indication                                           $[***]

                 (iii)   Filing of first BLA for Licensed Product for first
                         or second Different Indication in United States      $[***]

                 (iv)    First Regulatory Approval for Licensed Product for
                         first or second Different Indication in United
                         States                                               $[***]

                 (v)     Filing of first MAA with the EMEA for Licensed
                         Product for first or second Indication in European
                         Union                                                $[***]

                 (vi)    First Regulatory Approval by EMEA for Licensed
                         Product for first or second Different Indication
                         in European Union                                    $[***]

                 (c) EXAMPLE. The milestone payments above shall be calculated in accordance with the following example. There are Licensed Product(s) for three Different Indications. Licensed Product for one Indication ("LP1") is placed into development by

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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Genentech's portfolio planning committee, continues to develop, and fails to proceed beyond Phase III Clinical Trials. The Licensed Product for a second Indication ("LP2") is placed into development by Genentech's portfolio planning committee, continues to develop, and completes all possible milestones, including receiving Regulatory Approval in the United States and from the EMEA. The Licensed Product for a third Indication ("LP3") is placed into development by Genentech's portfolio planning committee, continues to develop, receives Regulatory Approval in the United States, and files MAA with the EMEA but fails to receive Regulatory Approval by EMEA. For LP1, the applicable milestone payments would be Section 6.2(a)(i) through 6.2(a)(v). For LP2, the applicable milestone payments would be Section 6.2(b)(i), 6.2(b)(ii) and 6.2(a)(vi) through 6.2(a)(ix). For LP3, the applicable milestone payments would be Section 6.2(b)(i) through 6.2(b)(v). In this example, no further payments shall be made under Section 6.2(a) and 6.2(b)(i) and 6.2(b)(ii).

          6.3. ROYALTIES. The royalties set forth in this Section 6.3 shall apply to Net Sales in each country within the Territory, unless TolerRx properly exercises and participates in the US Profit/Loss Sharing Option, in which case
(P) the royalties set forth in this Section 6.3 shall apply only to Net Sales in countries in the Territory other than the United States and (Q) Section 6.5 applies to the United States. Subject to the foregoing, royalties payable by Genentech under this Section 6.3 shall be determined and payable on a country-by-country and Licensed Product-by-Licensed Product basis as follows (depending on the type of Licensed Product sold in such country): (A) with respect to such Licensed Product that, but for the licenses granted herein, would infringe a Valid Claim in such country, the royalties as set forth in
Section 6.3(a); or (B) with respect to such Licensed Product that would not infringe a Valid Claim in such country, but (X) relies on or incorporates TolerRx Know-how, including but not limited to, Antibodies provided by TolerRx to Genentech pursuant to this Agreement or (Y) was developed pursuant to the Development Plan, the royalties set forth in Section 6.3(b). All such royalties shall be further reduced by one or more of the following Sections, to the extent applicable: Sections 6.3(c) and 6.4. For clarity, no royalties for a Licensed Product in a country shall be owed by Genentech under Sections 6.3 or 6.4 until the date of Commercial Introduction of such Licensed Product in such country. All references in this Agreement to "royalties under Sections 6.3 and 6.4" "royalties set forth in Sections 6.3 and 6.4" or the like shall mean royalties set forth in Sections 6.3, reduced by Section 6.4 if applicable.

                 (a) ROYALTIES OWED BY GENENTECH FOR LICENSED PRODUCTS COVERED BY VALID CLAIM. As consideration to TolerRx for the licenses and other rights granted to Genentech under this Agreement, during the Term, Genentech shall make royalty payments to TolerRx (for each Licensed Product sold in the country(ies) where the sale of such Licensed Product, but for the licenses granted herein, would infringe a Valid Claim) as follows and such payments shall be reduced by Sections 6.3(c), and/or 6.4 to the extent applicable.

                         (i)    Genentech shall pay a royalty of [***] for the
portion of Patented Product Aggregate Annual Worldwide Net Sales that is less than or equal to $[***].

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

                         (ii)   Genentech shall pay a royalty of [***] for the
portion of Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***] and less than or equal to $[***].

                         (iii)  Genentech shall pay a royalty of [***] for the
portion of Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***] and less than or equal to $[***].

                         (iv)   Genentech shall pay a royalty of [***] for the
portion of Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***].

"Patented Product Aggregate Annual Worldwide Net Sales" means aggregating the Net Sales amounts (occurring in the applicable calendar year) of all such Licensed Products the sales of which, but for the licenses granted herein, would infringe a Valid Claim in the country where such sales occur. Patented Product Aggregate Annual Worldwide Net Sales consists of aggregating such Net Sales of only such Licensed Products of the same type as described in Section 6.3(d) below.

For example, if Patented Product Aggregate Annual Worldwide Net Sales of Type A Licensed Products (as defined in Section 6.3(d) below) in the Territory totaled $[***], then the applicable royalties that Genentech would pay is ([***] X $[***]) + ([***] X $[***]) + ([***] X $[***]) + ([***] X [***]) = $[***].

                 (b) ROYALTIES OWED BY GENENTECH FOR LICENSED PRODUCTS COVERED BY TOLERRX KNOW-HOW. During the Royalty Term, with respect to Licensed Product sold in the country(ies) where the sale of such Licensed Product, but for the licenses granted herein, would not infringe a Valid Claim, but such Licensed Product in the country where sold (A) relies on or incorporates TolerRx Know-how, including but not limited to, Antibodies provided by TolerRx to Genentech pursuant to this Agreement, or (B) was developed pursuant to the Development Plan, Genentech shall make royalty payments to TolerRx for such Licensed Products as follows and such payments shall be reduced by Sections 6.3(c), and/or 6.4 to the extent applicable.

                         (i)    Genentech shall pay a royalty of [***] for the
portion of Non-Patented Product Aggregate Annual Worldwide Net Sales that is less than or equal to $[***].

                         (ii)   Genentech shall pay a royalty of [***]for the
portion of Non-Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***] and less than or equal to $[***].

                         (iii)  Genentech shall pay a royalty of [***] for the
portion of Non-Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***] and less than or equal to $[***].

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

                         (iv)   Genentech shall pay a royalty of [***] for the
portion of Non-Patented Product Aggregate Annual Worldwide Net Sales that is greater than $[***].

"Non-Patented Product Aggregate Annual Worldwide Net Sales" means aggregating the Net Sales amounts (occurring in the applicable calendar year) of all such Licensed Products the sales of which, but for the licenses granted herein, would not infringe a Valid Claim in the country where such sales occur but which Licensed Products in the country where such sales occur (A) rely on or incorporate TolerRx Know-how, including but not limited to, Antibodies provided by TolerRx to Genentech pursuant to this Agreement, or (B) were developed pursuant to the Development Plan. Non-Patented Product Aggregate Annual Worldwide Net Sales consists of aggregating such Net Sales of only such Licensed Products of the same type as described in Section 6.3(d) below.

                 (c) ROYALTIES OWED BY GENENTECH IF ANOTHER ANTI-CD4 PRODUCT EXISTS. Genentech's royalty payment obligations as set forth in Sections 6.3(a) or 6.3(b) above shall not apply in those countries for a Licensed Product during the period that any of the following is true in such countries: (A) Another Anti-CD4 Product has received Regulatory Approval for an Indication that is the same as an Indication for which the Licensed Product has received Regulatory Approval or (B) the total volume of Other Anti-CD4 Products (commercialized, used or sold for an Indication that is the same as any Indication for which the Licensed Product has received Regulatory Approval) equals [***] or more of the total volume of products containing an Antibody or Antibodies or any formulation thereof commercialized, used, or sold for such Indication. Instead, Genentech shall only pay a royalty of (i) during the Term, with respect to those Licensed Products described in Section 6.3(a), [***] for annual Net Sales of such Licensed Products in such countries where sold; or (B) during the Royalty Term, with respect to those Licensed Products described in Section 6.3(b), [***] on all Net Sales amounts of such Licensed Product in such countries where sold (except that such royalty payments shall not be reduced by this Section 6.3(c) below the Minimum Royalty Rate). For the purpose of this Agreement, "ANOTHER ANTI-CD4 PRODUCT" means any third party product containing an Antibody or Antibodies or any formulation thereof, including, without limitation, any lyophilized liquid, sustained release or aerosolized formulation. "OTHER ANTI-CD4 PRODUCTS" means all of the third party products in such countries that are Another Anti-CD4 Product.

                 (d) CALCULATIONS AND EXAMPLE. The royalties in Section 6.3 and
6.4 herein shall be calculated on a country-by-country and Licensed Product-by-Licensed Product basis, by aggregating Net Sales for all applicable countries with Licensed Products of the same type, as in the following example:
In France and Germany, only Licensed Products described in Section 6.3(a), but to which Sections 6.3(c) and 6.4 do not apply ("Type A Licensed Products") are sold. In Spain and Portugal, only Licensed Products described in Section 6.3(a) to which Section 6.3(c) does apply (but to which Section 6.4 does not apply, because no amounts described in Section 6.4 are paid to a third party) ("Type B Licensed Products") are sold. In the above example, the Net Sales for France and Germany for Type A Licensed Products shall be aggregated and the applicable royalty for the portions of Net Sales of such Licensed Products

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

shall be as set forth in Section 6.3(a). The Net Sales for Spain and Portugal for Type B Licensed Products shall be aggregated and the applicable royalty for the portions of Net Sales of such Licensed Products shall be as set forth in
Section 6.3(c). For clarity, the Net Sales amounts for countries with Licensed Product of one type shall not be aggregated with Net Sales amounts for countries with Licensed Product of a different type. In the above example, in calculating royalties, the Net Sales amounts of Type A Licensed Products shall not be aggregated with the Net Sales amounts of Type B Licensed Products.

          6.4. THIRD PARTY ROYALTIES. On a country-by-country basis and Licensed Product-by Licensed Product basis, the royalties otherwise due and payable by Genentech to TolerRx hereunder, with respect to a Licensed Product in a country, shall be reduced by an amount equal to [***] of the amounts Genentech or its third party sublicensee(s) pays to any third party with respect to the development, manufacture, import or export, use, offer for sale or sale with respect to such Licensed Product in such country; PROVIDED, HOWEVER, that in no event shall the royalty payments due and payable to TolerRx with respect to such Licensed Product in such country be reduced by this Section 6.4 by more than [***] of Net Sales with respect to such Licensed Product in such country and the royalty payments shall not be reduced by this Section 6.4 below the Minimum Royalty Rate. For example, if the Net Sales amount for a Licensed Product described in Section 6.3(a) (assuming that no other reductions in Section 6.3(c) apply) for a country is $[***] and if Genentech owes royalties to a third party of [***] of Net Sales, then Genentech may reduce such royalty owed to TolerRx by [***] of such Net Sales, so that the resulting royalty rate is lowered in the foregoing example from [***] to [***] (in other words, lowered by $[***]). If the royalty rate to the third party is [***], the royalty reduction is still $[***].

          6.5.   OPTION TO SHARE OPERATING PROFITS OR LOSSES IN UNITED STATES.

                 (a) Subject to the terms and conditions of this Agreement, in lieu of the royalties set forth in Sections 6.3 and 6.4 for Net Sales in the United States, on a Licensed Product-by-Licensed Product basis, subject to
Section 6.5(b), TolerRx shall have an option to share in Operating Profits or Losses (as defined in Exhibit A) from sales of Licensed Products in the United States, PROVIDED THAT, TolerRx: (A) makes the US Cost Sharing Payments within the time period set forth below and (B) during the time period set forth below, continues to make the applicable balancing payments, if any, relating to sharing Operating Loss, on a timely basis in accordance with Section 6.5(c) below and Exhibit A attached hereto (including but not limited to Section A.4 of Exhibit
A) ("US Profit/Loss Sharing Option"). "US COST SHARING PAYMENTS" means the portion of US Costs owed by TolerRx to Genentech under this Agreement as set forth in Exhibit A for Development Costs (as defined in Exhibit A) to the date of the Phase II Go Decision Notice, which amount shall be identified in a written notice to TolerRx. Upon Genentech providing written notice of its decision to commence the first Phase II Clinical Trial for the first Indication of the first such Licensed Product manufactured by or on behalf of Genentech by third parties and providing TolerRx written notice of the U.S. Cost Sharing Payments ("Phase II Go Decision Notice"), TolerRx shall have (X) thirty (30) days from the date

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

of such Phase II Go Decision Notice to exercise the US Profit/Loss Sharing Option by delivering proper written notice to Genentech and (Y) forty-five (45) days from the date of such Phase II Go Decision Notice to make such US Cost Sharing Payments.

                 (b) On a Licensed Product-by-Licensed Product basis, TolerRx shall share in Operating Losses (as defined in Exhibit A), if any, commencing from the date TolerRx exercises such US Profit/Loss Sharing Option and ending on the date when Genentech terminates sales of such Licensed Product in the United States, subject to earlier termination as set forth in Section 6.5(c) below. Subject to the last two sentences of this Section 6.5(b), TolerRx shall share in Operating Profits (as defined in Exhibit A), if any, commencing from the first date that an Operating Profit exists (and TolerRx shall not have such right to share in Operating Profits until such date) and ending on the date when Genentech terminates sales of such Licensed Product in the United States, subject to earlier termination as set forth in Section 6.5(c) below. For the avoidance of doubt, the Operating Losses shall include costs incurred from the date of filing of the first IND by Genentech (including but not limited to the FTE Cost(s) and filing fees for filing such IND). Without limiting any of Genentech's rights or remedies, TolerRx shall have the right to receive its share of Operating Profits as set forth in Exhibit A and this Section 6.5 only after Genentech has recouped all of TolerRx's share of the Operating Losses. At Genentech's election in its sole discretion, Genentech may recoup all of such Operating Losses either through (P) direct payment by TolerRx of all applicable balancing payment amounts in accordance with Exhibit A and this Section 6.5 or
(Q) deducting all of such Operating Losses from TolerRx's share of Operating Profits.

                 (c) Genentech shall only be obligated to pay the royalties set forth in Section 6.3 and 6.4, if any, and shall not be obligated at any time to share Operating Profits or Losses under Exhibit A, if TolerRx: (A) fails to make US Cost Sharing Payments within forty-five (45) days from the date of such Phase II Go Decision Notice or (B) fails to notify Genentech of its exercise of the US Profit/Loss Sharing Option within thirty (30) days from the date of the Phase II Go Decision Notice for the applicable Licensed Product. If TolerRx fails to make the applicable balancing payments relating to sharing Operating Profit or Loss, if any, on a timely basis in accordance with Exhibit A, and does not do so within thirty (30) days of written notice of such failure from Genentech, effective as of the beginning of the calendar quarter in which such failure to pay by TolerRx occurs then Genentech shall not be obligated to share Operating Profits or Losses under Exhibit A and Genentech shall only be obligated to pay the royalties set forth in Section 6.3 and 6.4, if any. Nothing herein relieves TolerRx of its obligation to make such delinquent payment.

                 (d) If TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A, upon completion of Phase III Clinical Trial for a Licensed Product, Genentech shall prepare and provide to the JSC a copy of Marketing Plan for such Licensed Product. Thereafter, for each calendar year, at least three months prior to the beginning thereof, Genentech shall provide the JSC an updated copy of such Marketing Plan. The JSC may review such Marketing Plan but Genentech has sole

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GENENTECH CONFIDENTIAL

authority regarding the content of such Marketing Plan and may make modifications thereto, from time to time. Such Marketing Plan will include a budget.

          6.6.   PAYMENT OF ROYALTIES AND OTHER AMOUNTS.

                 (a) MODE OF PAYMENTS. Net Sales described in Sections 6.3, 6.4, 9.5(c)(iii) (to the extent applicable) will be calculated on a calendar quarter basis. For purposes of determining when a sale of any Licensed Product occurs under this Agreement, the sale shall be deemed to occur on the date the Licensed Product is shipped. The obligation to pay royalties under this Agreement shall be imposed only once with respect to the same unit of Licensed Product, regardless of the number of patents within TolerRx Patent Rights pertaining thereto and regardless of whether such unit of Licensed Product is based on one or more than one of the following: TolerRx Know-how, patents within TolerRx Patent Rights, and/or was developed pursuant to the Development Plan. After the date of Commercial Introduction of each Licensed Product, all royalty payments for such Licensed Product shall be made within sixty (60) days after the end of each calendar quarter in which such sales were deemed to occur. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Genentech shall make any applicable withholding payments due on behalf of TolerRx and shall promptly provide TolerRx with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service related to an application by TolerRx for a foreign tax credit for such payment. All payments hereunder due to TolerRx shall be made in U.S. Dollars by bank wire transfer to: [***], except as provided below. TolerRx may modify such bank wire transfer information upon providing written notice to Genentech.

                 (b) FOREIGN CURRENCY CONVERSION. For the purpose of calculating royalty payments to TolerRx under Sections 6.3 and 6.4 above and calculating royalty payments to Genentech under Section 9.5(c)(iii) (to the extent applicable), if Licensed Products are sold in a currency other than U.S. dollars, such non-U.S. currencies shall be converted to U.S. dollars at the daily Reuters exchange rate for the last business day of such calendar quarter in which the relevant financial transactions are recorded.

                 (c) RESTRICTIONS ON PAYMENT. If by law, regulations or fiscal policy of a particular country in the Territory, remittance of royalties in U.S. Dollars is restricted or forbidden, written notice thereof will promptly be given to TolerRx, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of TolerRx in a recognized banking institution in such country selected by Genentech and reasonably acceptable to TolerRx. When, in any country in the Territory, the law or regulations prohibit both the transmittal and deposit of royalties on sales in such country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that Genentech would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted to the extent allowable.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

                 (d) REPORTS. Each royalty payment shall be accompanied by a report, Licensed Product-by- Licensed Product and country-by-country, of the amount of Gross Sales, the calculation of Net Sales and the units of Licensed Product sold during such quarter, the amount of royalties due on such Net Sales, and the conversion rates used in converting to United States Dollars.

          6.7. RECORDS. Genentech shall keep complete and accurate records pertaining to the sale of Licensed Products in the Territory and covering all transactions from which Net Sales and payments to be made to TolerRx and amounts to be charged to TolerRx are derived for a period of three calendar years after the year in which such sales occur and such costs are incurred. TolerRx shall keep complete and accurate records pertaining to the following, if applicable:
TolerRx MSL Costs, costs related to Sections 3.4(b) and 3.4(c) herein, TolerRx Development Plan Work Costs, and, if Section 9.5(c)(iii) applies, the sale of Licensed Products in the Territory and covering all transactions from which Net Sales and payments to be made to Genentech under Section 9.5(c)(iii) are derived for a period of three calendar years after the year in which such sales occur and such costs are incurred.

          6.8. AUDIT. At the request and expense (except as provided below) of TolerRx, not more than once per year, Genentech shall permit an independent, certified public accountant appointed by TolerRx and reasonably acceptable to Genentech, at reasonable times during normal business hours and upon thirty (30) days' notice, to examine those financial records of Genentech directly used in Genentech's calculations of (A) royalties under Sections 6.3 and 6.4 herein for a period of three years after such royalties have accrued, to determine or verify the appropriate royalties owed to TolerRx, and (B) Direct Costs and Net Sales (only if TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A), to determine or verify the Direct Costs and Net Sales. The term "royalties" as referred to in this Section 6.8 only, shall only refer to the royalties set forth in Sections 6.3 and 6.4 of this Agreement. "Direct Costs" means (A) direct costs of labor and materials related to Development Costs, Marketing Costs, and Sales Costs (as defined in Exhibit A) and (B) Third Party Royalty Expense (as defined in Exhibit A). For clarity, Direct Costs excludes indirect costs and Allocable Overhead. For the avoidance of doubt, TolerRx shall not have such accountant examine financial records related to other items in Exhibit A (ie. US Costs other than Direct Costs), and shall only have the right to confirm that Genentech's costing and accounting methodology related to such other items is consistent with GAAP. Said accountant shall not disclose to TolerRx any information other than information necessary to verify such royalties or Direct Costs and Net Sales (if applicable). Subject to the foregoing, results of any such examination shall be made available to both Parties. If, as a result of such inspection of the books and records of Genentech to verify (X) royalties or
(Y) Direct Costs and Net Sales (if applicable), it is shown that Genentech's royalty payments under this Agreement or balancing payments under Sections 6.5 and Exhibit A were less than the amount which should have been paid to TolerRx, then Genentech shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within sixty (60) days after TolerRx's demand therefor. Furthermore, if the aggregate of royalties or balancing payments under Sections 6.5 and Exhibit A

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GENENTECH CONFIDENTIAL

(if applicable) were less than the amount which should have been paid to TolerRx by an amount in excess of five percent (5%) of the respective payments actually made during the period in question, Genentech shall also reimburse TolerRx for the cost of such inspection. As a condition to such examination, such independent public accountant shall execute a written agreement, reasonably satisfactory in form and substance to Genentech, to maintain in confidence all information obtained during the course of any such examination except for disclosure to TolerRx as necessary for the above purpose. A Dispute (as defined in Section 12.13) on the conclusions of such audit by such public accountant shall be resolved in accordance with Section 12.13.

                       ARTICLE 7 PATENT RIGHTS; TRADEMARKS

          7.1. OWNERSHIP OF INTELLECTUAL PROPERTY. TolerRx shall own all inventions, whether or not patentable, made during the course of, or resulting in whole or in part from, activities carried out under this Agreement solely by employees of or agents of TolerRx or others obligated to assign inventions to TolerRx. Genentech shall own all inventions, whether or not patentable, made during the course of, or resulting in whole or in part from, activities carried out under this Agreement solely by employees of or agents of Genentech or others obligated to assign inventions to Genentech. Inventions made during the course of, or resulting in whole or in part from, activities carried out under this Agreement jointly by employees of or agents of or others obligated to assign inventions to TolerRx and Genentech shall be jointly owned by TolerRx and Genentech.

          7.2. JOINT PATENTS. "JOINT PATENTS" shall mean any and all patents and patent applications claiming inventions jointly owned by the Parties which relate to any and all Licensed Products, their manufacture or their uses. For the purpose of this Agreement, TolerRx Patent Rights and Genentech Patents shall not include Joint Patents.

          7.3. INVENTORSHIP. The determination of inventorship for inventions made during the course of, or resulting in whole or in part from, activities carried out under this Agreement shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code). All such determinations shall be documented to ensure that any divisional or continuation patent applications reflect appropriate inventorship and that inventions and patent rights are assigned to the appropriate Party.

          7.4. DISCLOSURE OF INVENTIONS. TolerRx shall notify Genentech of any invention made during the course of, or resulting in whole or in part from, activities carried out under this Agreement within thirty (30) days after TolerRx receives disclosure of such invention from its employees, agents or others obligated to assign inventions to TolerRx.

          7.5.   PROSECUTION OF NEW PATENTS

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GENENTECH CONFIDENTIAL

                 (a) Genentech is solely responsible, in its sole discretion, to conduct all the filings and prosecutions of Genentech Patents. Genentech shall have the first right, using in-house or outside legal counsel selected at Genentech's sole discretion, to prepare, file, prosecute, maintain and obtain extensions of Joint Patents in countries of Genentech's choice throughout the Territory. Subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option, Genentech shall bear the costs relating to preparation, filing, prosecution and maintenance of Genentech Patents and Joint Patents in the Territory. Genentech shall use reasonable efforts to solicit TolerRx's advice and review of Joint Patents and material prosecution matters related thereto in reasonable time prior to filing thereof, and Genentech shall consider in good faith TolerRx's reasonable comments related thereto.

                 (b) If Genentech, prior or subsequent to filing Joint Patents, elects not to file, prosecute or maintain such patents or certain claims encompassed thereby, Genentech shall give TolerRx notice thereof within a reasonable period prior to allowing such patents or claims to lapse or become abandoned or unenforceable. TolerRx shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain such patents or claims in countries of its choice throughout the world.

                 (c) TolerRx shall have the first right, using in-house or outside legal counsel selected by TolerRx and acceptable to Genentech, to prepare, file, prosecute, maintain and obtain extensions of TolerRx Patent Rights claiming inventions made during the course of, or resulting in whole or in part from, activities carried out under this Agreement in the Territory. TolerRx shall bear the costs relating to such filing, prosecution, and maintenance activities in the Territory. TolerRx shall keep Genentech promptly and fully informed of the course of patent preparation, filing, prosecution or other proceeding of such TolerRx Patent Rights including, but not limited to, providing Genentech with copies of draft applications, applications and substantive communications by or with a domestic or foreign patent office. TolerRx shall use reasonable efforts to solicit Genentech's advice and review of such TolerRx Patent Rights and material prosecution matters related thereto in reasonable time prior to filing thereof, and TolerRx shall consider in good faith Genentech's reasonable comments and suggestions related thereto.

                 (d) If TolerRx, prior or subsequent to filing TolerRx Patent Rights pursuant to Section 7.5(c) above, elects not to file, prosecute or maintain such patents or certain claims encompassed thereby, TolerRx shall give Genentech notice thereof within a reasonable period prior to allowing such patents or claims to lapse or become abandoned or unenforceable. Genentech shall thereafter have the right, at its sole expense (subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option), to prepare, file, prosecute and maintain such patents or claims in countries of its choice throughout the world.

          7.6.   PROSECUTION OF EXISTING TOLERRX PATENT RIGHTS.

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GENENTECH CONFIDENTIAL

                 (a) TolerRx shall disclose to Genentech all information relating to TolerRx Patent Rights claiming inventions conceived and reduced to practice prior to the Effective Date which cover the manufacture, use, or sale of Licensed Products including but not limited to compositions, processes and methods of use of TRX1 ("EXISTING TOLERRX PATENT RIGHTS"). TolerRx agrees to keep Genentech promptly and fully informed of the course of preparation, filing, prosecution or other proceeding of Existing TolerRx Patent Rights including, but not limited to, providing Genentech with copies of draft applications, applications and substantive communications by or with a domestic or foreign patent office, as well as disclosing all information received by TolerRx concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any Existing TolerRx Patent Rights anywhere in the Territory. TolerRx shall use reasonable efforts to solicit Genentech's advice and review of such Existing TolerRx Patent Rights and material prosecution matters related thereto in reasonable time prior to filing thereof, and TolerRx shall consider, or cause other participating party to consider, in good faith Genentech's reasonable comments and suggestions related thereto.

                 (b) In the event that TolerRx (or TolerRx licensors in the case of TolerRx Patent Rights in-licensed to TolerRx) intends to finally abandon or otherwise cause or allow to be forfeited any Existing TolerRx Patent Rights, Genentech shall have the right to assume, at its own costs (subject to Section
6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option), responsibility for preparation, filing, prosecution and maintenance of such Existing TolerRx Patent Rights. TolerRx shall give Genentech notice thereof within a reasonable period prior to allowing such patents to become abandoned or otherwise forfeited.

                 (c) At Genentech's request, TolerRx shall file an application for a Supplementary Protection Certificate for any TolerRx Patent Rights. Genentech shall provide relevant marketing authorizations as appropriate.

          7.7.   PATENT INFRINGEMENT.

                 (a) NOTICE. If either Party learns of any infringement or threatened infringement by a third party of any Genentech Patents, TolerRx Patent Rights or Joint Patents ("PATENT INFRINGEMENT"), it shall promptly notify the other Party thereof including available evidence of infringement.

                 (b) ENFORCEMENT ACTIONS.

                         (1) JOINT PATENTS. Genentech shall have the first right
(but not the obligation) to take the appropriate steps to remove the Patent Infringement or alleged Patent Infringement of Joint Patents, including, without limitation, by initiation, prosecution and control, at its own expense (subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option) of any suit, proceeding or other legal action by counsel of its own choice. TolerRx shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. TolerRx agrees to cooperate reasonably in any such action Genentech

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initiates or wishes to initiate hereunder, including, without limitation, supplying essential documentary evidence and making essential witnesses then in TolerRx's employment available. As part of such cooperation, Genentech may join or include TolerRx as a party, if the need arises. Genentech shall notify TolerRx of its decision to exercise its right to enforce Joint Patents not later than ninety (90) days following its discovery or receipt of notice of the alleged Patent Infringement. TolerRx has no right to bring any such action or proceeding relating to Genentech Patents. With respect to Joint Patents, if (i) Genentech notifies TolerRx that Genentech elects not to bring a suit, action or proceeding to enforce the Joint Patents in accordance with this Section 7.7(b)(1); or (ii) Genentech has not provided TolerRx with evidence of bona fide negotiations with the alleged infringer, then TolerRx shall have the right (but not the obligation), at is own expense, to bring any such suit, action or proceeding relating to Joint Patents by counsel of its own choice, and Genentech shall have the right, at its own expense (subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option), to be represented in any such action by counsel of its own choice. In the case of infringement or alleged infringement of a Joint Patent, Genentech in its sole discretion, may elect to assign such Joint Patent to TolerRx so that TolerRx may maintain such suit, proceeding or legal action in its own name. In such event, the licenses to Genentech under such a Joint Patent shall remain unaffected. Neither Party shall settle a dispute regarding the Joint Patents without the consent of the other Party, which consent shall not be unreasonably withheld.

                         (2) TOLERRX PATENT RIGHTS. TolerRx shall have the first
right (but not the obligation) to take the appropriate steps to remove the Patent Infringement or alleged Patent Infringement of TolerRx Patent Rights, including, without limitation, by initiation, prosecution and control, at its own expense of any suit, proceeding or other legal action by counsel of its own choice. Genentech shall have the right, at its own expense (subject to Section
6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option), to be represented in any such action by counsel of its own choice. TolerRx shall notify Genentech of its decision to exercise its right to enforce TolerRx Patent Rights not later than ninety (90) days following its discovery or receipt of notice of the alleged Patent Infringement. If (i) TolerRx notifies Genentech that TolerRx elects not to bring a suit, action or proceeding to enforce the TolerRx Patent Rights with respect to the Patent Infringement in accordance with this Section 7.7(b)(2); or (ii) TolerRx has not provided Genentech with evidence of bona fide negotiations with the alleged infringer, then Genentech shall have the right (but not the obligation) to bring any such suit, action or proceeding relating to TolerRx Patent Rights with respect to the Patent Infringement by counsel of its own choice, and TolerRx shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. TolerRx agrees to cooperate reasonably in any such action Genentech initiates or wishes to initiate hereunder, including, without limitation, supplying essential documentary evidence and making essential witnesses then in TolerRx's employment available. As part of such cooperation, Genentech may join or include TolerRx as a party, if the need arises. At Genentech's request, TolerRx shall use all reasonable efforts to join all necessary parties to the extent that TolerRx has rights to do so. Neither Party shall settle a dispute regarding the TolerRx Patent Rights without the consent of the other Party, which consent shall not be unreasonably withheld.

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                         (3) Any damages or other monetary awards recovered
pursuant to any suit, proceeding or other legal action taken under this Section 7.7(b) shall be allocated first to the costs and expenses of the Party bringing suit, and second to the costs and expenses (if any) of the other Party. The balance of any recovery shall be allocated between the Parties as follows: (i) to Genentech in an amount equal to its lost profits or a reasonable royalty on the sales of the infringer (whichever measure of damages shall have been applied), and (ii) to TolerRx in an amount equal to the royalties due TolerRx based on such sales (if sales of the infringer or a reasonable royalty measure of damages is applied) or a reasonable approximation of the royalties that Genentech would have owed to TolerRx on sales of Licensed Products that Genentech lost to the infringer (if a lost profits measure of damages is applied). With respect to royalties due to TolerRx, the previous sentence shall not apply to royalties related to the United States if TolerRx is participating in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit
A. Instead, in such circumstance, such balance related to damages for lost profits or reasonable royalty in the United States shall be added to the calculation of Other Operating Income/Expense (as defined in Exhibit A). The balance, if any, remaining after Genentech and TolerRx have been compensated as provided herein shall be allocated to the Party bringing suit.

          7.8. THIRD PARTY PATENTS. If any notice of infringement is received by, or a suit is initiated against, either Party with respect to any Licensed Product, the Parties shall consult in good faith regarding the best response. If Genentech is required to pay any third party to obtain a license under patents owned by such third party to avoid infringement of such third party's patent-protected technology with respect to a Licensed Product or that is necessary or used in its manufacture, use, sale, or import, Genentech shall be entitled to (A) offset such payments against the royalties otherwise due and payable by Genentech under this Agreement to TolerRx as provided in Section 6 and (B) include such payments in the calculation of "US Costs" (as defined in Exhibit A), if TolerRx is participating in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A.

          7.9. TRADEMARKS. Genentech shall sell all Licensed Products in the Territory under trademarks selected and owned by Genentech worldwide. Genentech, at its sole discretion, shall control the preparation, filing, prosecution and maintenance of applications and/or registrations related to such trademarks in the Territory, and shall be responsible for the costs of the foregoing (subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option). Each Party shall notify the JSC promptly upon learning of any actual, alleged or threatened infringement of a trademark applicable to a Licensed Product in the Territory, any practice of unfair trade, trade dress imitation, passing off of counterfeit goods, any claim conflicting with Genentech's exclusive ownership of such trademarks or like offenses in the Territory. Genentech will have the sole right to determine whether any action shall be taken on account of any such infringement, practice, claim or offense with respect to any such trademarks and TolerRx shall not take any action on account of any such infringement, practice, claim or offense with respect to any such trademarks without the prior written consent of Genentech. All of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action to

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GENENTECH CONFIDENTIAL

maintain, protect or defend a trademark in the Territory, and any recovery, shall be Genentech's sole responsibility, except for costs in the United States as set forth in Exhibit A. TolerRx agrees to cooperate with and assist Genentech in protecting and defending any such trademarks at Genentech's expense (subject to Section 6.5 and Exhibit A regarding TolerRx's US Profit/Loss Sharing Option). Genentech, at its sole discretion, shall be responsible for obtaining and maintaining any domain names corresponding to such trademarks worldwide and shall own such domain names.

                            ARTICLE 8 CONFIDENTIALITY

          8.1.   CONFIDENTIAL INFORMATION.

                 (a) As used in this Agreement, "Confidential Information" means nonpublic information that may be disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") in connection with this Agreement, provided that such information is clearly marked as confidential. Information disclosed other than in written or other tangible form will be deemed Confidential Information only if the Disclosing Party provides the Receiving Party with a written statement within thirty (30) days of the initial disclosure that identifies which portion of such information is to be deemed Confidential Information. The Receiving Party agrees (i) to use such Confidential Information of the Disclosing Party solely in accordance with this Agreement; and (ii) except as otherwise expressly permitted herein, to not disclose such Confidential Information of the Disclosing Party to any third party without prior written permission. All Development Plans, Marketing Plans, and Genentech's reports and information related to Section 6 and/or Exhibit A, are deemed Confidential Information of Genentech, regardless of whether the foregoing has been marked confidential or not.

                 (b) The foregoing confidentiality obligations do not pertain to any Confidential Information that a Receiving Party establishes: (i) was known to the Receiving Party without restriction prior to receipt from the Disclosing Party; (ii) is now or becomes public knowledge, other than through acts or omissions of the Receiving Party in breach of this Agreement; (iii) is disclosed at any time without restriction to the Receiving Party by a third party with a lawful right to disclose such information; (iv) was independently developed by or on behalf of the Receiving Party without use of the Confidential Information of the Disclosing Party; or (v) is disclosed by the Receiving Party to comply with any applicable law, court order or governmental regulation, only to the minimum extent required to comply with such law, order, or regulation. The confidentiality provisions of this Section will continue with respect to given Confidential Information during the Term of this Agreement and for a period of ten (10) years thereafter. Without limiting the Parties' obligations, the Parties shall hold in confidence and not disclose the terms and conditions of this Agreement, except as mutually agreed upon in writing and except to the minimum extent required by applicable law, court order, or regulation.

          8.2. PERMITTED DISCLOSURE. Each Party shall be entitled to disclose Confidential Information of the other Party to consultants and other third parties for exercising

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the rights and performing the obligations of a Party under this Agreement, provided that the third party agrees in writing to confidentiality obligations no less protective of the Disclosing Party`s rights as those under this Agreement. For clarity, Genentech may provide to third party(ies) all materials and information received from TolerRx hereunder (including but not limited to TolerRx Know-how), provided that such third party agrees in writing to confidentiality obligations no less protective of the TolerRx's rights as those under this Agreement. Notwithstanding the foregoing, TolerRx shall not disclose any Genentech Confidential Information (including but not limited to any information and reports under Section 6, and Licensed Product Manufacturing Know-how (except that TolerRx may disclose Licensed Product Manufacturing Know-how to the designated contract manufacturer set forth in Section 9.5(c)(iii) in accordance therewith for the purposes set forth therein) to any third party, unless TolerRx has obtained prior written consent from Genentech for such disclosure. With respect to information that TolerRx is required under the Third Party Agreements to disclose in reports to Isis, CUTS or University, the Parties shall discuss the appropriate content of such disclosure and TolerRx shall disclose only the content that is mutually agreed upon by the Parties and such information shall be used by Isis, CUTS, or University only for a purpose mutually agreed upon by the Parties, taking into account the limited disclosure required by the Third Party Agreements.

          8.3. SURVIVAL. This Section 8 shall survive termination or expiration of this Agreement.

                     ARTICLE 9 TERM; EXPIRATION; TERMINATION

          9.1. TERM; EXPIRATION. The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire on the later of: (A) the date when Genentech has made all the royalty payments that Genentech is obligated to make under Sections 6.3 and 6.4; or (B) if (and only if) TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option for a Licensed Product in accordance with Section 6.5 and Exhibit A, the date when Genentech terminates sales of Licensed Products in the United States ("Term"). With respect to each Licensed Product in each country, at the time that Genentech has no further royalty obligations under Sections 6.3 and 6.4, Genentech shall have a fully paid up, perpetual, non-cancelable, exclusive license under Section 5.1 with respect to such Licensed Product in such country. The foregoing sentence shall survive any expiration of this Agreement. Upon expiration of this Agreement, all obligations and restrictions on Genentech and TolerRx shall terminate except those that survive under Section 9.5(a), Section 9.5(b), and other sections which are expressly indicated to survive termination.

          9.2. UNILATERAL TERMINATION. Genentech shall have the right to terminate this Agreement at any time, with or without cause, ninety (90) days after written notice to TolerRx.

          9.3.   BREACH.

                 (a) In the event that a party materially breaches this Agreement (the "Defaulting Party"), the other party (the "Non-Defaulting Party") may provide written notice to

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the Defaulting Party describing the breach. If the Defaulting Party in good faith disputes such breach and provides the Non-Defaulting Party in writing the grounds for disputing the breach within thirty (30) days after receipt of the notice of material breach from the Non-Defaulting Party, then the Non-Defaulting may not terminate this Agreement under this Section 9.3 and the Parties shall submit the dispute to arbitration in accordance with Section 12.13(b), and as provided in Section 9.3(b), hereinafter such dispute is a "Dispute" as defined in Section 12.13. In the event that the Defaulting Party does not provide a written notice of Dispute, and fails to cure such breach within ninety (90) days (thirty (30) days for a payment breach) of the written notice describing the breach, then the Non Defaulting Party shall have the right to terminate this Agreement by written notice to the Defaulting Party unless such breach is not capable of being cured within such ninety (90) day period. If the Defaulting Party does not provide a written notice of Dispute and if such breach is not capable of being cured within such ninety (90) day period (thirty (30) day period for a payment breach where no Dispute exists), then so long as the Defaulting Party is making diligent efforts to cure such breach within such amount of time as may be reasonably necessary to cure such breach, the Non-Defaulting Party may not terminate this Agreement under this Section 9.3(a) unless such breach is not cured within one-hundred and twenty (120) days of such notice.

                 (b) In the event of a Dispute between the Parties as to whether one Party has materially breached its material obligations, the Parties shall resolve such Dispute in accordance with Section 12.13. With respect to a payment Dispute, the Defaulting Party shall pay to the Non-Defaulting Party all amounts that are due except the amount that is in Dispute. If the decision of the arbitration tribunal (described in Section 12.13) ("Arbitration Panel" or "arbitration tribunal") is that the Defaulting Party is in material breach of its material obligations (an "ADVERSE JUDGMENT"), then the arbitration tribunal shall specify the manner in which such breach could be cured. If the decision of the arbitration tribunal is an Adverse Judgment, then the Defaulting Party shall have thirty (30) days to cure such breach in accordance with the arbitration tribunal's decision or as otherwise agreed by the Parties. If the Defaulting Party fails to cure such breach within such thirty (30) day period or as otherwise agreed, only then shall the Non-Defaulting Party have the right to terminate this Agreement under this Section 9.3. The time table for such arbitration proceeding for such Dispute shall be no more than one hundred twenty
(120) days from its filing date to the award. The Parties shall submit to the Arbitration Panel at the initiation of the arbitration whether the disputed amount shall be placed in escrow and the decision of the Arbitration Panel in this respect shall be binding on the Parties. For clarity, if a Dispute exists regarding payment by one Party to another, then the Non-Defaulting Party shall not have the right to terminate this Agreement under this Section 9.3 if the Defaulting Party complies with the arbitration tribunal's decision. In the event that there is an Adverse Judgment against the Defaulting Party, then prejudgment interest shall be awarded to the Non-Defaulting Party. The Party against which an Adverse Judgment is entered shall pay all costs of the arbitration including the attorneys fees of the other Party.

          9.4. INSOLVENCY OR BANKRUPTCY. Each Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement effective on written notice

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GENENTECH CONFIDENTIAL

to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code.

          9.5.   EFFECT OF EXPIRATION OR TERMINATION

                 (a) ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, and shall not relieve either Party from its obligations which are expressly indicated to survive expiration or termination of this Agreement, including, without limitation, those under Sections 3.4(b)(ii), 3.4(c)(i) (last three sentences only), 3.5(a), 7.1, 7.2, 8, 9.5(a),
9.5(b), 10, 11, and 12. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at law and in equity will remain.

                 (b) SUBLICENSES. No expiration or termination of this Agreement (except termination by Genentech without cause under Section 9.2 above) shall be construed as a termination of any sublicenses granted by Genentech under Section 5, and such sublicenses will remain in effect in accordance with their terms.

                 (c) OTHER SURVIVING OBLIGATIONS.

                         (i)    Upon any termination of this Agreement by
Genentech under Section 9.3 or 9.4, Genentech shall thereafter automatically have in perpetuity an irrevocable, exclusive (even as to TolerRx) sublicensable, fully transferable license within the Field in the Territory under TolerRx Patent Rights, TolerRx Know-how and TolerRx's joint ownership rights in Joint Patents (as defined in Section 7 herein), to make (and have made), use, sell, offer for sale and import, Licensed Products, subject to payment to TolerRx of only the applicable royalties under Sections 6.3 and 6.4 and applicable milestones under Section 6.2. For clarity, if Genentech terminates this Agreement under Section 9.3 or 9.4, Genentech shall not owe any other payments to TolerRx, including but not limited to Operating Profits or Losses, and shall only owe the applicable royalties under Sections 6.3 and 6.4 and applicable milestones under Section 6.2. Upon termination by Genentech under Section 9.3 or 9.4, (A) all obligations

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and restrictions on Genentech shall terminate, except as expressly set forth in
Sections 6.6, and 9.5(c)(i), and except for TolerRx's right as set forth in
Section 6.8, but such right shall be limited only to verifying royalties under Sections 6.3 and 6.4 herein and (B) the following sections survive: Sections 7.5(d), 7.6(b), 7.7(b)(2), 5.3 (to the extent applicable), 9.5(a), 9.5(b), and other sections which are expressly indicated to survive termination.

                         (ii)   Upon any termination of this Agreement by
TolerRx under Section 9.3 or 9.4 or by Genentech without cause under Section 9.2, (A) all rights granted to Genentech by TolerRx shall terminate and revert to TolerRx, and (B) all obligations and restrictions on Genentech and TolerRx shall terminate, including but not limited to Section 6, except those rights, obligations and restrictions that survive under Section 9.5(a) Section 9.5(b), and other sections which are expressly indicated to survive termination and (C) thereafter except as provided in Section 9.5 (c) (iii), Genentech shall cease and continue to cease to research, develop, manufacture, market and sell Licensed Product. Upon any termination by either Party under Section 9.3 or 9.4 or by Genentech without cause under Section 9.2, or upon expiration of the Agreement, all rights granted to TolerRx by Genentech (if any) shall terminate, except that in the case of termination by TolerRx under Section 9.3 or 9.4 or by Genentech without cause under Section 9.2, the rights (and only such rights) expressly set forth in Section 9.5(c)(iii) below shall continue (and only to the extent expressly set forth therein).

                         (iii)  This Section 9.5(c)(iii) shall only apply in the
case of termination without cause by Genentech under Section 9.2 or termination by TolerRx under Section 9.3 or 9.4. For the purposes of this Section 9.5(c)(iii), except as expressly set forth in Section 9.5(c)(iii)(1) below, Licensed Product(s) shall only refer to existing Licensed Product(s) which Genentech was manufacturing in clinical or commercial quantities (if any) prior to such termination.

                                (1) Only upon termination without cause by
Genentech under Section 9.2 or termination by TolerRx under Section 9.3 or 9.4, subject to compliance with the terms and conditions of the Separate License Agreement for Genentech Patents (as defined below), TolerRx shall have a non-exclusive royalty-bearing, nontransferable, revocable (as provided below in Section 9.5(c)(iii)(6)), sublicensable, limited license under Genentech Patents solely to make, use, import, offer to sell and sell the Licensed Products that Genentech was manufacturing or developing prior to such termination. The Parties agree to negotiate in good faith the terms of a separate written agreement that will grant TolerRx such license rights (with royalty rates not to exceed [***] of net sales) ("Separate License Agreement for Genentech Patents"). With respect other patent rights owned by Genentech necessary for commercializing Licensed Products that Genentech was manufacturing in clinical or commercial quantities (if any) or developing prior to termination, if any, the Parties agree to negotiate in good faith regarding such rights.

                                (2) TolerRx shall use best efforts to find a
third party source of supply of Licensed Products. To the extent (A) Genentech has already been

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

manufacturing clinical or commercial quantities of Licensed Product prior to such termination, and (B) to the extent that Genentech determines that doing the following would not adversely affect its manufacturing of its or its sublicensees' products, Genentech agrees to supply TolerRx (at Genentech's Fully Burdened Manufacturing Costs, plus a mark-up of [***]) at Genentech's election, with (A) a quantity of Licensed Products that is equivalent to a reasonable [***] of Licensed Product or (B) such lesser amount of Licensed Products as is necessary for TolerRx to achieve the current milestone (and only that milestone) on which the Parties were working as of the effective date of termination.

                                (3) At TolerRx's written request, if and only if
Genentech has already been manufacturing clinical or commercial quantities of Licensed Product prior to such termination, then subject to compliance with the terms and conditions of this Agreement, Genentech agrees to provide either to TolerRx or to a designated Third Party contract manufacturer (and only to TolerRx or such manufacturer, but not both), who does not sell its own products and has expertise in recombinant protein manufacture and cell culture biology (including but not limited to having experience and know-how necessary to manufacture proteins at commercial scales), and who is reasonably acceptable to Genentech, Genentech's know-how, if any, specifically related to the manufacturing process of such existing Licensed Product and that is necessary for TolerRx or such Third Party to assume manufacture of such existing Licensed Product ("Licensed Product Manufacturing Know-how"). Licensed Product Manufacturing Know-how shall only consist of such know-how owned by Genentech (if any) that is necessary for TolerRx or such designated contract manufacturer to achieve the current milestone (and only that milestone) on which the Parties were working as of the effective date of termination. For example, if the Agreement is terminated during the Phase I Clinical Trial, then such Licensed Product Manufacturing Know-how to be transferred shall only consist of such know-how (if any) necessary to complete such Phase I Clinical Trial. Notwithstanding anything else, Licensed Product Manufacturing Know-how shall be limited to such know-how for manufacturing the agent targeting, binding to, or recognizing CD4 and shall exclude know-how related to any Genentech proprietary product or manufacture thereof. Such Licensed Product Manufacturing Know-how is deemed to be Confidential Information of Genentech regardless of whether such information is marked "Confidential." Without limiting TolerRx's obligations, TolerRx shall (and shall cause its contract manufacturer to) hold all such Licensed Product Manufacturing Know-how in confidence, not disclose such information to any person or entity (other than employees of TolerRx and such designated contract manufacturer bound to similar confidentiality obligations who have a legitimate "need to know") and to use such information solely for manufacturing the existing Licensed Product that Genentech was manufacturing in clinical or commercial quantities (if any) prior to such termination. For clarity, TolerRx shall (and shall cause such contract manufacturer to) not use such Licensed Product Manufacturing Know-how for any other purpose, including but not limited to any other product or process. TolerRx shall not allow any person or entity, other than itself or such designated contract manufacturer described above, to manufacture Licensed Product using Licensed Product Manufacturing Know-how. TolerRx's confidentiality obligations and indemnification under this Section 9.5(c)(iii)(3) and Section 9.5(c)(iii)(4) below shall survive in perpetuity, notwithstanding

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

Section 8.1 above or anything else. Any action or inaction by such contract manufacturer shall be deemed an action or inaction of TolerRx and TolerRx shall be responsible for any breach of any obligations hereunder by such contract manufacturer. Such contract manufacturer shall be bound by an enforceable writing for Genentech's benefit to at least the same limitations and restrictions as the limitations and restrictions on TolerRx. TolerRx indemnifies Genentech and its Affiliates and sublicensees from any and all claims, damages, liability, settlement, attorneys' fees and expenses, as incurred, on account of any breach of this Section 9.5 or any action or inaction of TolerRx or its contract manufacturer. For clarity, Licensed Product Manufacturing Know-how, if any, is provided nonexclusively, and remains Genentech's property and intellectual property at all times.

                                (4) Genentech shall transfer to TolerRx, at
TolerRx's cost, all Regulatory Approvals and applications for Regulatory Approvals for the Licensed Product(s) that Genentech holds at the time of termination. Genentech shall also provide to TolerRx all pre-clinical and clinical data produced by Genentech in developing the Licensed Products hereunder (if any) that Genentech holds at the time of termination. All of the foregoing Regulatory Approvals, applications therefor, and pre-clinical and clinical data shall be deemed Confidential Information of Genentech, notwithstanding Section 8.1 above or anything else, regardless of whether such information is marked "Confidential" or not, and shall be used only for the sale of such Licensed Product manufactured by TolerRx or by such contract manufacturer. TolerRx shall pay all costs associated with the transfers (including but not limited to out-of-pocket costs and fully-burdened personnel costs) in this Section 9.5(c)(iii).

                                (5) The Parties agree that if Genentech provides
such Licensed Product Manufacturing Know-how in accordance with this Section 9.5(c)(iii), then TolerRx has access to, is privy to, and may use such Licensed Product Manufacturing Know-how as set forth in this Section 9.5(c)(iii), and that it is impossible to determine the extent to which TolerRx has used such information. Accordingly, TolerRx agrees to pay the royalty set forth below on Net Sales of all Licensed Products. If Genentech has transferred Licensed Product Manufacturing Know-how to TolerRx or such Third Party contract manufacturer, TolerRx shall pay to Genentech a royalty to be negotiated in good faith between the Parties and not to exceed [***]. If the Parties agree on a lower royalty rate or if the foregoing royalty rate to be paid by TolerRx is [***], then Genentech shall be obligated to provide Licensed Product Manufacturing Know-how to the extent expressly set forth in this Section 9.5(c)(iii), otherwise Genentech shall not be obligated to provide Licensed Product Manufacturing Know-how. The terms applicable to Genentech (and payments by Genentech) under Sections 6.6 and 6.8 (including but not limited to the right for Genentech to audit TolerRx to verify the appropriate royalties owed to Genentech herein) shall apply to TolerRx and such royalty payments by TolerRx. TolerRx shall comply with the last sentence of Section 6.7, to the extent applicable. All payments hereunder due to Genentech shall be made in U.S. Dollars by bank wire transfer to the: [***]. The Parties shall agree to a process transfer plan for such Licensed Product Manufacturing Know-how and all of Genentech's obligations under this Agreement shall be deemed fulfilled when the tasks set forth in such plan are complete.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

                                (6) Upon any breach of Section 9.5(c)(iii)
herein by TolerRx, all rights and licenses granted to TolerRx and all obligations of Genentech under this Section 9.5(c)(iii) shall terminate immediately upon notice, and TolerRx shall immediately cease (and shall cause its contract manufacturer to cease) any and all use of Licensed Product Manufacturing Know-how, Genentech Patents and any other Confidential Information of Genentech, and shall return all copies, extracts, and derivatives of the foregoing to Genentech. This Section 9.5(c)(iii)(6) shall survive any termination of this Agreement.

                                (7) Genentech agrees to negotiate in good faith
with TolerRx regarding a royalty-bearing license to TolerRx for TolerRx's use of trademarks owned by Genentech with respect to Licensed Product.

                           ARTICLE 10 INDEMNIFICATION

          10.1. INDEMNIFICATION BY GENENTECH. Genentech hereby agrees to indemnify, defend and hold harmless TolerRx and its subsidiaries, parent corporations, Affiliates, officers, directors, agents, and employees, from and against any and all third party suits, claims, actions, demands, liabilities, settlements, expenses and/or loss (including reasonable legal expense and attorneys' fees) to the extent payable to such third party (collectively, "LOSSES") and arising out of or resulting from Genentech's or its third party sublicensee's performance of work under this Agreement, or the manufacturing, developing, distribution, testing, labeling, marketing, use or sale of Licensed Products by Genentech or its third party sublicensees in the Territory, except to the extent such Losses arise out of or result from the negligence or willful misconduct of TolerRx, TolerRx's breach of any terms of this Agreement or violation of any applicable law or regulation. For clarity, the foregoing does not include an indemnity regarding infringement of third party patent or trademark rights. In addition, Genentech hereby agrees to indemnify, defend and hold harmless TolerRx and its subsidiaries, parent corporations, Affiliates, officers, directors, and employees harmless from and against any and all Losses resulting from a breach by Genentech of any of its representations or warranties under Section 11.2 of this Agreement.

          10.2. INDEMNIFICATION BY TOLERRX. TolerRx hereby agrees to indemnify, defend and hold harmless Genentech and its subsidiaries, parent corporations, Affiliates, officers, directors, agents, and employees from and against any and all Losses arising out of or resulting from TolerRx's performance of work (if any) or clinical trials under this Agreement or the testing, development or use of the Licensed Products or any actions of any TolerRx MSLs except to the extent such Losses arise out of or result from the negligence or willful misconduct of Genentech, Genentech's breach of any terms of this Agreement or violation of any applicable law or regulation. For clarity, the foregoing does not include an indemnity regarding infringement of third party patent or trademark rights. In addition, TolerRx hereby agrees to indemnify, defend and hold harmless Genentech and its subsidiaries, parent corporations, Affiliates, officers, directors, sublicensees and employees from and against any and

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all Losses resulting from a breach by TolerRx of any of its representations or warranties under Section 11.1 of this Agreement.

          10.3. NOTICE. A Party's compliance with this Section 10.3 is a condition of indemnification under this Section 10 by the other Party. A person or entity that intends to claim indemnification under this Section (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume sole control of the defense and settlement thereof with counsel selected by Indemnitor and reasonably satisfactory to the Indemnitee whether or not such third party claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel to participate in such defense, with the fees and expenses to be paid by the Indemnitee. The indemnity agreement in this Section shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section. All delays of sixty (60) days or more shall be deemed prejudicial. Except as provided in the Agreement, the omission to so deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section. The Indemnitee under this Section, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification and the defense thereof. The Indemnitor shall have the right to settle any loss, claim, damage, liability or action only if the Indemnitee is fully indemnified with respect thereto by the Indemnitor. A settlement requires the consent of the Indemnitee, which consent shall not be withheld unreasonably, only if the settlement requires Indemnitee to bear other affirmative obligations (beyond the payment of money damages and beyond obligations required by this Agreement).

          10.4.  INSURANCE.

                 (a) During the Term, and thereafter for the period of time required below, each Party shall maintain an ongoing basis, COMMERCIAL GENERAL LIABILITY ("CGL") insurance, including contractual liability, in the minimum amount of $5,000,000 per occurrence and $10,000,000 annual aggregate combined single limit for bodily injury and property damage liability. Commencing not later than 30 days prior to the first use in humans of the first potential Licensed Product and thereafter for the period of time required below each Party shall obtain and maintain on an ongoing basis PRODUCTS LIABILITY ("PL") insurance (including contractual liability) in the amount of at least $10,000,000 per occurrence and annual aggregate combined single limit for bodily injury and property damage liability. All of the above insurance coverage shall be maintained with an insurance company or companies having an A.M. Best rating of X-VII or better.

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                 (b) Within thirty (30) days after the Effective Date with
respect to the commercial general liability coverage, and not later than 30 days prior to the first use in humans of the first potential Licensed Product with respect to the products liability coverage, upon request of the other Party, each Party shall provide to the other Party certificates evidencing all such required coverage hereunder. Thereafter Genentech shall maintain such insurance coverage without interruption during the Term and for 10 years after the expiration or termination of the Term. TolerRx shall maintain such insurance coverage without interruption during and after the Term until the later of: (A) 10 years after the expiration or termination of the Term or (B) ten (10) years after the last sale of the last Licensed Product in the Territory by TolerRx as permitted under Section 9.5(c)(iii), if applicable. Each Party shall provide certificates evidencing such insurance coverage without interruption on an annual basis (by no later than the annual renewal date for such coverage) during the period of time for which such coverage must be maintained. Each Party shall name the other Party as additional insureds under their respective CGL insurance and PL insurance policies. The CGL and PL insurance policies shall be an occurrence form, but if only a claims-made form is available, then it may be in a claims-made form, subject to compliance with all of the terms of this Section
10.4. Each of the above insurance policies shall be primary insurance with respect to each Party's own participation under this Agreement. The aggregate deductibles under such CGL and PL insurance policies shall be satisfactory to the other Party. At the request of either Party, the Parties agree to review and discuss the requirements under this Section 10.4. Such insurance coverage shall be subject to periodic review by the JSC and may be modified by the JSC.

          10.5. SURVIVAL. This Section 10 shall survive termination or expiration of this Agreement.

          10.6. LIMITATION OF LIABILITY. EXCEPT FOR NONPAYMENT BY EITHER PARTY, BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, SECTIONS 8, 9.5(c)(iii), 10 AND/OR 12.3 (AND/OR BREACH OF SUCH SECTIONS), IN NO EVENT SHALL EITHER PARTY BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE FEES PAID TO TOLERRX HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (II) FOR ANY INDIRECT, EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR LOSS PROFITS OR (III) FOR ANY MATTER BEYOND SUCH PARTY'S REASONABLE CONTROL, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON.

                    ARTICLE 11 REPRESENTATIONS AND WARRANTIES

          11.1. REPRESENTATIONS AND WARRANTIES OF TOLERRX. TolerRx hereby represents and warrants that:

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                 (a) the execution and delivery of this Agreement and the
performance of the transactions contemplated hereby have been duly authorized by all appropriate TolerRx corporate action;

                 (b) this Agreement is a legal and valid obligation binding upon TolerRx and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by TolerRx does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound;

                 (c) TolerRx has the rights to transfer to Genentech all materials contemplated by this Agreement to be so transferred;

                 (d) TolerRx has the right to grant the licenses granted herein;

                 (e) TolerRx has not intentionally concealed any knowledge of any rights of any third parties that would interfere with the use of the TolerRx Know-how or practice of the TolerRx Patent Rights by Genentech.

                 (f) TolerRx is not aware of any breach of any of the Third Party Agreements, and TolerRx shall not intentionally commit any acts or omissions that would result in a breach of any of the Third Party Agreements such that the other party thereto would be entitled to terminate such agreement or amend it in a way that would adversely affect Genentech's rights under this Agreement (including but not limited to Genentech's ability to manufacture, use, sell, offer to sell, and import the Licensed Products);

                 (g) to the best of TolerRx's knowledge, as of the Effective Date, except for the licenses granted herein, no additional licenses, permissions or releases of rights related to Third Party Agreements are necessary for Genentech's and its third party sublicensee's manufacture, sale, use, offer for sale or import of the Licensed Product or other currently anticipated exercise of its license hereunder;

                 (h) TolerRx shall not exercise any rights it may have with respect to any of the Third Party Agreements or amend, or waive any of its rights thereunder in any way that would adversely affect Genentech's rights under this Agreement (including but not limited to Genentech's ability to manufacture, use, sell, offer to sell, and import the Licensed Products); and

                 (i) As of the Effective Date, the Third Party Agreements are the only agreements to which TolerRx is a party that directly relate to making, using, importing, selling, or offering to sell a Product.

          11.2. Representations and Warranties of Genentech. Genentech represents and warrants that:

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                 (a) the execution and delivery of this Agreement and the
performance of the transactions contemplated hereby have been duly authorized by all appropriate Genentech corporate action; and

                 (b) this Agreement is a legal and valid obligation binding upon Genentech and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by Genentech does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound.

          11.3. SURVIVAL. The representation, warranties, covenants and agreements made herein shall survive any investigation made by a Party and the Parties may fully rely on such representations, warranties, covenants and agreements.

          11.4. EACH PARTY MAKES NO OTHER REPRESENTATION OR WARRANTY HEREUNDER AND EXCEPT AS PROVIDED ABOVE, DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, OR PATENTABILITY OF ITS PATENTS OR THAT LICENSED PRODUCT WILL NOT INFRINGE PATENT RIGHTS OF A THIRD PARTY.

                       ARTICLE 12 MISCELLANEOUS PROVISIONS

          12.1. NO PARTNERSHIP. The Parties are independent contractors and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, fiduciary, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for or bind the other, except to the extent, if at all, specifically and expressly provided herein.

          12.2. NO OTHER RIGHTS. This Agreement does not convey to TolerRx any rights in any Genentech Patents or Licensed Product Manufacturing Know-how (except as expressly and unambiguously set forth in Section 9.5(c)(iii)) or any other intellectual property of Genentech by implication, estoppel or otherwise, and title and all rights to the Genentech Patent Rights, Licensed Product Manufacturing Know-how, and any other intellectual property of Genentech shall at all times remain vested in Genentech. No right or license is granted by TolerRx to Genentech hereunder except as expressly granted under this Agreement. Nothing herein shall restrict Genentech (whether in conjunction with third party(ies) or independently) from researching, developing or commercializing a product that contains an agent targeting, binding to or recognizing CD4, that is not covered by this Agreement.

          12.3. ASSIGNMENTS. Neither Party shall be entitled to assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party hereto, except that both Genentech and TolerRx may otherwise assign this Agreement and their respective rights and transfer their respective duties hereunder to an Affiliate or to any assignee

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GENENTECH CONFIDENTIAL

of all or substantially all of their respective businesses (or that portion thereof to which this Agreement relates) or in the event of their respective merger or consolidation or similar transaction. Such assignment shall not relieve the assignor of its obligations hereunder. No assignment and transfer shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement in which case the Agreement will inure to the benefit of such successors and assigns. Any assignment not in accordance with this Section 12.3 shall be void.

          12.4. FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

          12.5. USE OF NAMES. No right, express or implied, is granted by this Agreement to use in any manner the names "TolerRx" or "Genentech" or any other trade name or trademark of TolerRx or Genentech without the prior written consent of the other Party.

          12.6. PUBLIC ANNOUNCEMENTS. Neither Party shall make any public announcement, press release, or other public disclosure concerning this Agreement or the subject matter hereof without the prior written consent of the other Party. The Parties consent to the press release of Exhibit D.

          12.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, and all past dealing or industry custom. Except to the extent expressly set forth in Section 5.3 herein, Genentech does not acknowledge any agreements between TolerRx and third parties. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the Parties and clearly understood by both Parties to be a waiver, modification or amendment of the Agreement.

          12.8. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          12.9. CAPTIONS. The headings and captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

          12.10. APPLICABLE LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware (as if made and entered into between Delaware residents and fully executed within Delaware) without regard to its conflict of laws provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

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GENENTECH CONFIDENTIAL

          12.11. NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile with a confirming copy sent by overnight courier or registered mail to the Party to whom it is directed at its address shown below or such other address as such party shall have last given by notice to the other Party. Any such notice, requests, delivery, approval or consent shall be deemed received on the date of facsimile or hand delivery, one business day after deposit with an overnight courier, or 3 business days after deposit of the registered mail with the U. S. postal service.

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GENENTECH CONFIDENTIAL

                 If to TolerRx,

                 addressed to:

                 TolerRx, Inc.
                 300 Technology Square
                 Cambridge, MA 02139

                 Tel.: 617-354-8100
                 Fax:  617-354-8300


                 with a copy to:

                 Carella, Byrne, Bain, Gilfillan,
                 Cecchi, Stewart & Olstein
                 6 Becker Farm Road
                 Roseland, New Jersey 07068
                 Tel.: (973) 994-1700
                 Fax:  ((73) 994-1744

                 If to Genentech,

                 addressed to:

                 GENENTECH, INC.
                 1 DNA Way
                 South San Francisco, CA 94080
                 Attention: Corporate Secretary
                 Telephone: (650) 225-1000
                 Fax: (650) 952-9881

                 with a copy to:

                 Vice President of Business Development
                 Telephone: (650) 225-3705
                 Fax: (650) 225-3009


          12.12. FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting

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GENENTECH CONFIDENTIAL

Party if the failure is occasioned by government action, war, terrorism, supply shortage, labor disputes or shortages, viral contamination, earthquake, fire, explosion, flood, strike, lockout, embargo, act of God, or any other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has exerted reasonable commercial efforts to avoid or remedy such force majeure; PROVIDED, HOWEVER, that in no event shall a Party be required to settle any labor dispute or disturbance.

          12.13. DISPUTE RESOLUTION.

                 (a) INTERNAL RESOLUTION. For clarity, any and all issues relating to the development and commercialization of the Licensed Products (including but not limited to the Development Plan and content thereof, and development and commercialization budgets) shall not be subject to this Section
12.13 but shall be resolved by the JSC in accordance with Section 2.2. For clarity, a Dispute on the conclusions of the audit by the public accountant set forth in Section 6.8 or disputes solely on Genentech's failure to apply the methodology set forth in Section A.5 of Exhibit A attached hereto shall be resolved in accordance with this Section 12.13. The Parties shall attempt to settle all other disputes, controversies or claim arising out of or relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any determination as to the validity or enforceability of the Parties' intellectual property or infringement or claim interpretation relating to a Party's patents (hereinafter, the "DISPUTE"), in accordance with the provisions of this Section 12.13. The Parties have entered into the Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any Dispute amicably. Accordingly, the Parties agree that if any Dispute should arise, it shall then be referred to a member of senior management from each of the Parties. If those individuals are unable to resolve the disagreement, the Parties shall mediate their Dispute with a mediator mutually agreeable between the Parties.

                 (b) ARBITRATION. Should the mediator be unable to resolve the Dispute, (other than those issues excluded from this Section 12.13 in Section 12.13(a) above) all Disputes arising out of or relating to the validity, enforceability or performance of this Agreement, or the breach or termination thereof, shall be settled by final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association as hereinafter provided:

                         (i)    The arbitration shall be conducted by a panel of
three arbitrators ("the Panel"). Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Panel. If one Party fails to nominate its arbitrator or, if the Parties' arbitrators cannot agree on the person to be named as chairman within thirty (30) days, the President of the American Arbitration Association shall make the necessary appointments for arbitrator or chairman.

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GENENTECH CONFIDENTIAL

                         (ii)   The place of arbitration shall be in San
Francisco, California and the arbitration proceedings shall be held in English. The procedural law of California shall apply where the said Arbitration Rules are silent.

                         (iii)  The Panel is empowered to award any remedy
allowed by law, including money damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim or interlocutory relief, including injunctive relief, but excluding punitive damages and multiple damages. For purposes of all arbitration proceedings, the Parties shall be deemed to have waived any right to such punitive damages or multiple damages. The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final and judgement upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement.

          12.14. SOLE JURISDICTION FOR INTELLECTUAL PROPERTY DISPUTES. With regard to any disputes, controversy, or claim arising out of this Agreement involving any determination as to the validity or enforceability of the Parties' intellectual property, or infringement or claim interpretation relating to a Party's patents, the jurisdiction and venue for actions related to the subject matter hereof shall be the U.S. federal court in Delaware. The parties agree that any such action related to this subject matter shall be brought solely in the United States District Court ("USDC") for Delaware ("DE"). The parties hereby submit to personal jurisdiction in the USDC for DE and waive all claims of improper forum, forum non conveniens, or other objection to the laying of venue in such court. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Delaware or federal law.

          12.15. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature page follows.]

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GENENTECH CONFIDENTIAL

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of Effective Date.

TOLERRX, INC.                              GENENTECH, INC.


By:     /s/ D.J. Ringler                   By:     /s/ Lou Lavigne
        ------------------------------             -----------------------------

Name:   D.J. Ringler                       Name:   Lou Lavigne
        ------------------------------             -----------------------------

Title:  CEO
        ------------------------------


                                           By:     /s/ Stephen Juelsgaard
                                                   -----------------------------

                                           Name:   Stephen Juelsgaard
                                                   -----------------------------

                                                   23 Dec 02

                                           Title:
                                                   -----------------------------

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                                    EXHIBIT A

              FINANCIAL PLANNING, ACCOUNTING AND REPORTING FOR THE
                    TOLERRX/GENENTECH COLLABORATION AGREEMENT

This Exhibit A is applicable only if TolerRx properly exercises the US Profit/Loss Sharing Option and makes the US Cost Sharing Payments in accordance with Section 6.5 and continues to make all balancing payments on time as required by this Exhibit A so that each Party bears its appropriate percentage of shared US Costs. For clarity, the definitions of "Net Sales" and "Fully Burdened Manufacturing Cost" are applicable to Section 6 of the Agreement. For clarity, Licensed Products(s) as referred to in this Exhibit A, shall only refer to the Licensed Products(s) for which TolerRx has exercised and continues to participate in the US Profit/Loss Sharing Option in accordance with Section 6.5 and Exhibit A.

This EXHIBIT A covers financial planning, accounting policies and procedures to be followed in determining US Cost Sharing Payments and Operating Profits or Losses and related sharing of revenue and expenses. This Exhibit A only covers sharing of Operating Profits or Losses (including revenues and expenses) relating to developing and commercializing Licensed Products within the United States. Genentech shall be obligated to share Operating Profits or Losses as set forth in Section 6.5 and this Exhibit A only during the time period set forth in and subject to Section 6.5(b).

For purposes of this EXHIBIT A only, the accounting of Genentech's operations related to the development and commercialization of Licensed Products in the United States shall be referred to as the "COLLABORATION". The Collaboration is not and shall not be characterized by either Party as a legal entity, pass through or otherwise, for financial accounting or income tax reporting purposes, and has been defined for identification purposes only. For the purposes of this Agreement, any references to charging costs to the Collaboration means that such costs shall be included in the calculation of "US Costs." For the purposes of this Exhibit A, any references to costs incurred "by or for Genentech" "by Genentech or for its account" or "by or on behalf of Genentech" or the like, shall only refer to such costs incurred by Genentech or on behalf of Genentech by Genentech's third party sublicensees and shall not refer to any costs incurred by or on behalf of TolerRx.

For avoidance of doubt, pre-approved costs incurred by TolerRx in performing TolerRx Development Plan Work shall be chargeable to the Collaboration (such costs shall hereinafter be referred to as "TolerRx Development Plan Work Costs").

All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein. The contents of this EXHIBIT A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including, without limitation, the confidentiality provisions set forth therein. All reports or information related to this Exhibit A required to be disclosed hereunder are deemed Confidential Information of Genentech, regardless of whether such reports or information are marked confidential or not.

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GENENTECH CONFIDENTIAL

A.1.    PRINCIPLES OF REPORTING

(a) SHARING US COSTS. US Costs shall be shared by TolerRx and Genentech as provided in Sections 3.3 and 6.5 of the Agreement. The Parties shall establish a Joint Finance Committee to be composed of one (1) employee representative appointed by each Party, to coordinate the activities set forth in this Exhibit
A. Such representatives shall include individuals with expertise and responsibilities in the areas of accounting, cost allocation, budgeting and financial reporting. The JFC shall operate by consensus and in accordance with the JSC's instructions, subject to the following sentence. If the JFC is unable to resolve a dispute regarding any issue presented to it, such dispute shall be referred to the JSC for resolution in accordance with Section 2.2. Any disputes solely on Genentech's failure to apply the methodology set forth in Section A.5 herein or a Dispute on the conclusions of the audit by the public accountant set forth in Section 6.8 shall be resolved in accordance with Section 12.13 of the Agreement. All other disputes (including but not limited to budget disputes) shall be resolved by the JSC in accordance with Section 2.2.

Results of the Collaboration will be reported by Genentech as follows:

                                                   Genentech    TolerRx    Total
                                                   ---------    -------    -----
          Gross Sales

          less Sales Returns and Allowances

              =  Net Sales

          less Cost of Sales

              = Gross Profits

          less Marketing Costs

          less Sales Costs

          less Development Costs

          less Other Operating Income/Expense

          less General and Administrative Costs

          less Distribution Costs

              = Operating Profits or Losses

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GENENTECH CONFIDENTIAL

It is the intention of the Parties that the interpretation of these definitions will be consistent with generally accepted accounting principles ("GAAP") in the U.S.

Without limiting the foregoing, prior to the time that Gross Sales are obtained, the Parties may eliminate the above line items related to sales and the support of sales, and the costs thereof, and use only those terms relevant to the sharing of Development Costs.

A.2.    REPORTING.The fiscal year of the Collaboration will be a calendar year.

Reporting by each Party for Collaboration revenues and expenses will be performed as follows:

Reporting Event                     Frequency            Timing of Submission
---------------                     ---------            --------------------
Actuals (including draft            Quarterly           Q1-Q3:         + 45 days
   settlement statements)                                Q4:           + 45 days

Forecasts                           Quarterly            Q1-Q3         + 45 days
(rest of year - by month)

Settlement payments between
The Parties                         Quarterly            Quarter end   +60 days

Preliminary Budgets                 Annually             September 15
(one year)

Final Commercial
And Development Budget              Annually             October 15
(one year - by quarter)

Long Range Plan                     Annually             April 15
(current year plus 5 years)

TolerRx shall provide to Genentech within thirty (30) days after the end of each quarter a calculation of TolerRx Development Plan Work Costs. Genentech will be responsible for the preparation of consolidated reports on the Collaboration (including US Costs and any Operating Profit or Loss), and calculation of the sharing and determination of the cash settlement. Genentech will provide to TolerRx within forty-five (45) days of Genentech's quarter end a statement showing the calculations of the Operating Profit or Loss sharing (or calculation of expenses to be shared) and cash settlement required in a format substantially listed above.

The financial representatives from the Parties (i.e. the Joint Finance Committee members) will meet as appropriate but at least quarterly to review the following:

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                           -        Development Costs

                           -        actual results

                           -        forecasts

                           -        budgets

                           -        Sales Returns and Allowances

                           - other financial matters determined by JSC, including Genentech's methodologies for charging costs to the Collaboration, for determination of actuals, forecasts, budgets and long range plans and the results of applying such methodologies.

A.3.    BUDGET.

Budgets will be prepared annually with detailed development and business plans for clinical trials, drug approval applications, strategy for product introduction, sales and promotion efforts, as determined by Genentech. Responsibility for the budget and a five (5) year long range plan will rest with Genentech, who will develop budgets for development and commercialization to be presented to the JSC and JPT annually.

After Genentech develops the budget and provides a copy of such budget to the JSC, any material changes to such budget shall be reviewed by the JSC. Genentech may make nonmaterial changes to the budget from time to time. For clarity, Genentech shall retain the final authority to determine the budget (including but not limited to Marketing Costs, Distribution Costs, Sales Costs, US Costs, and Development Costs).

A.4.    PAYMENTS BETWEEN THE PARTIES.

Subject to Section 6.5(b), Genentech and TolerRx agree to share the Operating Profit or Loss in the United States resulting from the Agreement in the following manner:

            (a) Genentech shall be allocated [***] of the Operating Profits or Losses and

            (b) TolerRx shall be allocated [***] of the Operating Profits or Losses.

Payments to each Party of the percentages of Operating Profit or Loss as provided above will be made quarterly, within sixty (60) days after the end of each calendar quarter. Without limiting the foregoing, within sixty (60) days of the end of each calendar quarter, there shall be reconciliation of the US Costs which are to be shared and which are incurred during that quarter by Genentech (including TolerRx Development Plan Work Costs incurred by TolerRx), with a payment by TolerRx to Genentech or by Genentech to TolerRx to the extent necessary so that

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

each Party bears its appropriate percentage of such shared US Costs. In the event any payment is late, without limiting Genentech's other remedies (including but not limited to Sections 6.5(b) and 6.5(c)), TolerRx or Genentech shall increase the amount otherwise due and payable by adding interest thereon, computed at the Prime Rate plus one percent (1%). "Prime Rate" means the rate of interest as published in the weekly Federal Reserve H.15 Bulletin, or any successor bulletin thereto.

A.5.    COST METHODOLOGY.

Genentech shall provide to TolerRx its costing and accounting methodology in determining Operating Profits or Losses. TolerRx shall have the right to confirm that such methodology is consistent with GAAP.

A.6.    START OF OPERATIONS AND EFFECTIVE ACCOUNTING DATE TERMINATION.

Operation of the Collaboration (and costs to be charged to the Collaboration) will be deemed to have commenced as of the date of the filing of the first IND by Genentech, only if TolerRx properly exercises the US Profit/Loss Sharing Option and makes the US Cost Sharing Payments in accordance with Section 6.5 and Exhibit A. Costs and expenses incurred prior to such date are not chargeable to the Collaboration, except that costs to be charged to the Collaboration shall include, but are not limited to, FTE Cost(s) and filing fees for filing of IND(s) by Genentech.

For reporting and accounting purposes with respect to the Collaboration, the effective termination date of Operating Profit or Loss sharing arrangement under this Exhibit A (with regard to the last detailing year in the United States) will be the earlier of: (A) on a Licensed Product-by-Licensed Product basis, the nearest month end closest to the end of the period set forth in Section 6.5(b) or (B) the nearest calendar quarter end prior to the date that TolerRx first fails to make the applicable balancing payments relating to sharing Operating Profit or Loss on a timely basis in accordance with this Exhibit A and Section 6.5.

A.7.    DEFINITIONS.

A.7.1. "ALLOCABLE OVERHEAD" means costs incurred by a Party or for its account which are attributable to a Party's supervisory, services, occupancy costs, corporate bonus (to the extent not charged directly to department), and its payroll, information systems, human relations or purchasing functions and which are allocated to company departments based on space occupied or headcount or other activity-based method consistently applied by a Party. Allocable Overhead shall not include any costs attributable to general corporate activities including, by way of example, executive management, investor relations, business development, legal affairs and finance, and shall not duplicate G&A hereunder.

A.7.2. "COST OF SALES" shall mean the sum of (i) Fully Burdened Manufacturing Cost (as defined below), (ii) freight, insurance and other costs of shipping Licensed Product to customers, (iii) any third party royalties payable with respect to the manufacture, use or sale of Licensed

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GENENTECH CONFIDENTIAL

Product, excluding any royalties already accounted for in Fully Burdened Manufacturing Cost and (iv) the cost of free Licensed Product for indigent persons.

A.7.3. "DEVELOPMENT COSTS" means the development costs INCURRED (including accruals) by or for Genentech from the date of filing of the first IND by Genentech, through the later of (a) the date of Regulatory Approval (including thereafter costs to maintain or expand such Regulatory Approval) in the United States, or (b) the date of termination of development efforts of the final Indication of Licensed Product for which Regulatory Approval is sought in the United States (the "Development Period"). Such costs shall comprise those costs required to obtain, maintain and/or expand the authorization and/or ability to manufacture, formulate, fill, ship and/or sell a Licensed Product in commercial quantities to Third Parties in the United States. Such costs shall include FTE Cost(s) and filing fees for filing such IND(s).

"Development Costs" shall include, but are not limited to, costs of research or development, costs of studies on the toxicological, pharmacokinetical, metabolical or clinical aspects of a Licensed Product conducted internally or by individual investigators, or consultants necessary for the purpose of obtaining, maintaining and/or expanding marketing approval of a Licensed Product, process development, process improvement, and recovery costs, qualification lots, costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain, maintain and/or expand marketing approval of a Licensed Product, costs of all Phase I Clinical Trials, Phase II Clinical Trials and Phase III Clinical Trials (including but not limited to clinical materials) in the United States performed by or for Genentech, and applicable Allocable Overhead.

"Development Costs" shall include expenses for data management, CROs, statistical designs and studies, document preparation, and other administration expenses associated with the clinical testing program or post-marketing studies required to maintain product approvals. In determining "Development Costs" chargeable under this Agreement, Genentech will use its project accounting systems.

"Development Costs" shall include TolerRx Development Plan Work Costs and TolerRx MSL Costs (to the extent expressly set forth in Section 3.4(f) of the Agreement) in accordance with the same methodology applied by Genentech.

If a Licensed Product is developed or commercialized in conjunction with another product, "Development Costs" shall mean only the portion of costs related to developing and/or commercializing the Licensed Product.

If Genentech performs a study on Licensed Products and uses the results of such study to commercialize Licensed Products outside the United States, then Genentech shall remove [***] of the costs of such study from the Collaboration, which results in a reimbursement of [***] of the costs of such study to TolerRx via the next applicable balancing payment.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

A.7.4. "DISTRIBUTION COSTS" means the costs, including applicable Allocable Overhead, specifically identifiable to the distribution of a Licensed Product by or for Genentech including customer services, collection of data about sales to hospitals and other end users, order entry, billing, shipping, credit and collection and other such activities. For the purpose of this Agreement, Genentech will charge the Collaboration for Distribution Costs an amount equal to [***] of Net Sales in any year.

A.7.5. "FULLY BURDENED MANUFACTURING COST" means one hundred percent (100%) of Genentech's manufacturing cost (as defined in Genentech's accounting policies consistently applied), which shall comprise the sum of:

(a) the cost of goods produced as determined by Genentech in accordance with GAAP consistently applied by Genentech, including product quality assurance/control costs, direct labor and materials and product testing cost incurred in connection with the manufacture and quality control testing of such product, shipping containers, applicable Allocable Overhead, and other costs borne by or for Genentech for packaging, transport, customs clearance and storage of product prior to the time of sale (e.g. freight, customs, duty and insurance); and

(b) all of Genentech's allocable intellectual property acquisition and licensing costs (including royalties) paid to third parties as it relates to the manufacture of Licensed Product.

If Genentech holds inventory for commercial sales, it shall be permitted to charge the Collaboration a reasonable and customary carrying charge to compensate it for its financing and logistical product support.

A.7.6. "GENERAL AND ADMINISTRATIVE COSTS" means costs chargeable to the Collaboration equal to [***] of the sum of the Marketing Costs, Sales Costs, and Development Costs of Genentech.

A.7.7. "GROSS PROFIT" means Net Sales less Cost of Sales of a Licensed Product by or for Genentech to Third Parties.

A.7.8. "GROSS SALES" means, on a Licensed Product-by-Licensed Product basis, the gross invoiced sales prices for all sales of Licensed Product sold by or for Genentech or its third party sublicensees (including Affiliates to the extent Genentech has granted a sublicense to such Affiliates) to independent Third Parties. If a Licensed Product is sold by Genentech or its third party sublicensees to independent Third Parties for use in combination with or as a component of other products, notwithstanding the foregoing, "Gross Sales" shall mean Adjusted Gross Sales. "Adjusted Gross Sales" shall mean the gross invoiced sales price from such sales multiplied by the fraction B/(A+B), where A is the gross invoiced sales price for the amount of the other product or components used in the combination when distributed separately and B is the gross invoiced sales price for the amount of the Licensed Product used in the combination when distributed separately.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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GENENTECH CONFIDENTIAL

A.7.9. "MARKETING COSTS" means the direct costs incurred by or for Genentech of marketing, promotion, advertising, Licensed Product promotional materials, professional education, product related public relations, relationships with opinion leaders and professional societies, market research (before and after product approval), healthcare economics studies, post-marketing studies not required to maintain product approvals, and other similar activities related to the Licensed Products. Such costs will include both internal costs (e.g., salaries, benefits, travel, supplies and materials, etc.), applicable Allocable Overhead, and outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.). "Marketing Costs" shall also include activities related to obtaining reimbursement from payers and costs of sales and marketing data. "Marketing Costs" will specifically exclude the costs of activities which promote Genentech's business as a whole without being product specific (such as corporate image advertising).

A.7.10. "NET SALES" means Gross Sales of a Licensed Product in the Territory less applicable Sales Returns and Allowances. If TolerRx properly exercises and participates in the US Profit/Loss Sharing Option under Section 6.5, then (A) when used in Section 6 of the Agreement, the term "Net Sales" excludes Net Sales in the United States; and (B) when used in this Exhibit A, the term "Net Sales" shall only refer to Net Sales in the United States. Bona fide sample units, free units for indigent persons, and pre-clinical, clinical, or market-focused trial units of Licensed Product will not be included in any calculations of Net Sales. Genentech may deduct Sales Returns and Allowances made by or for it and/or its sublicensees from Gross Sales regardless of the calendar quarter in which such sales were made. In the event that Genentech or its sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported by Genentech and reconciled with the next report and payment of any royalties due.

A.7.11. "OPERATING PROFITS OR LOSSES" means, on a Licensed Product-by-Licensed Product basis, Net Sales of Licensed Products in the United States less the following items with respect to each Licensed Product, all for a given period:
Cost of Sales, Marketing Costs, Sales Costs, Development Costs, General and Administrative Costs, Distribution Costs, and Other Operating Income/Expense.

A.7.12. "Operating Profits" means the amount of Operating Profits or Losses as calculated in accordance with Exhibit A, when such amount is profit.

A.7.13. "Operating Losses" means the amount of Operating Profits or Losses as calculated in accordance with Exhibit A, when such amount is loss.

A.7.14. "OTHER OPERATING INCOME/EXPENSE" means other operating income or expense from or to third parties which is not part of the primary business activity of the Collaboration, but is income or expense for purposes of the Collaboration and is limited to the following:

            - actual inventory write-offs of any Licensed Product, including failed lots

            -       Patent and Trademark Costs

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GENENTECH CONFIDENTIAL

            - product liability insurance to the extent the Parties obtain a joint policy

            - indemnification costs of Genentech (as defined in Section 10 of the Agreement)

            - third party payments for royalties and other similar payments applicable to the use and development (but not manufacturing or sales) of Licensed Product

            -       Third Party Royalty Expense (as defined below)

            -       other (to be approved by JSC)

A.7.15. "PATENT AND TRADEMARK COSTS" means the fees and expenses paid to outside legal counsel and experts, and filing and maintenance expenses, incurred after the Effective Date in connection with the establishment and maintenance of rights for intellectual property as described in Section 7 of the Agreement covering any Licensed Product, and similar costs with respect to trademarks described in Section 7.7 of the Agreement, including costs of patent interference, reexamination, reissue, opposition and revocation proceedings and similar costs with respect to registration of such trademarks and costs of lawsuits to enforce any intellectual property rights.

A.7.16. "SALES COSTS" means costs, including Allocable Overhead incurred by Genentech or for its account and specifically identifiable to the sales efforts of Licensed Products to all markets in the United States including the managed care market. "Sales Costs" shall include costs associated with sales representatives for Licensed Product, including compensation, benefits and travel, supervision and training of the sales representatives, sales meetings, and other sales expenses. "Sales Costs" will not include the start-up costs associated with Genentech's sales force, including recruiting, relocation and other similar costs.

A.7.17. "SALES RETURNS AND ALLOWANCES" means the sum of (a) and (b), where: (a) is a provision, determined by Genentech under GAAP for sales of Licensed Products for (i) trade, cash and quantity discounts or price adjustments or rebates on Licensed Products (including but not limited to discounts or rebates to governmental or managed care organizations), other than price discounts granted at the time of invoicing and which are included in the determination of Gross Sales, (ii) credits or allowances given or made for rejection or return of, and for uncollectable amounts on, previously sold Licensed Products or for retroactive price reductions (including Medicare and similar types of rebates and chargebacks), (iii) taxes, duties or other governmental charges (including any tax such as a value added or similar tax or government charge other than an income tax) levied on or measured by the billing amount for Licensed Products, as adjusted for rebates and refunds, (iv) charges for freight and insurance directly related to the distribution of Licensed Products, to the extent included in Gross Sales, (v) credits for allowances given or made for wastage replacement, and (vi) other special sales programs agreed to by the Parties for Licensed Products; and (b) is a periodic adjustment of the provision

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GENENTECH CONFIDENTIAL

determined in (a) to reflect amounts actually incurred by Genentech and/or sublicensees for items (i), (ii), (iii), (iv), (v), and (vi) in clause (a).

A.7.18. "Third Party Royalty Expense" means all payments made by Genentech (and/or its sublicensee(s) on its behalf) to any third party with respect to the development, manufacture, import or export, use, offer for sale or sale of any Licensed Product.

A.7.19. "TolerRx Development Plan Work" means TolerRx's performance of activities under the Development Plan at the request of the JSC. TolerRx Development Plan Work shall exclude any work or studies performed by TolerRx under Section 3.4(b).

A.7.20. "US COSTS" means Sales Returns and Allowances, Cost of Sales, Marketing Costs, Sales Costs, Development Costs, Other Operating Income/Expense, Distribution Costs, and General and Administrative Costs. For clarity, US Costs only refers to such costs incurred by Genentech or on behalf of Genentech by Genentech's third party sublicensees and shall not refer to any costs incurred by or on behalf of TolerRx other than TolerRx Development Plan Work Costs.

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